                                                                    EXHIBIT 10.5


                       SEAVIEW CORPORATE CENTER, PHASE II
                                  OFFICE LEASE

                                    LANDLORD:

                               LNR SEAVIEW, INC.,
                            A CALIFORNIA CORPORATION

                                     TENANT:

                               WEBSIDESTORY, INC.,
                            A CALIFORNIA CORPORATION

               SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("SUMMARY") is hereby incorporated into and made a part of the attached Office Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between the Summary and the Lease, the provisions of the Lease shall control.

1.1    LANDLORD'S ADDRESS:   Lennar Partners
                             18401 Von Karman Avenue, Suite 540
                             Irvine, California 92612
                             Attn:  Asset Manager
                             Telephone:   (949) 442-6100
                             Facsimile:   (949) 442-6175

                             with a copy to:

                             The Muller Company
                             23521 Paseo de Valencia, Suite 200
                             Laguna Hills, California 92653
                             Attn:  Mr. Stephen J. Muller
                             Telephone:   (949) 460-5380
                             Facsimile:   (949) 586-0470

1.2    TENANT'S ADDRESS:     Before Commencement Date:

                             WebSideStory, Inc.
                             6450 Lusk Blvd., E 205
                             San Diego, California 92121
                             Attn:   Chief Financial Officer
                             Telephone:   (619) 546-0040
                             Facsimile:   (619) 546-0480

                             After Commencement Date:

                             WebSideStory, Inc.
                             10182 Telesis Court, Suite 600
                             San Diego, California 92121
                             Attn:   Chief Financial Officer
                             Telephone:  (619) 546-0040
                             Facsimile:  (619) 546-0480

With a copy to:              The Irving Hughes Group, Inc.
                             501 W. Broadway, Suite 2020
                             San Diego, CA 92101
                             Attn:  Mr. David B. Marino
                             Telephone: (619) 238-4393
                             Facsimile: (619) 238-1025

1.3 SITE; PROJECT: The Site consists of the parcel(s) of real property located in the City of San Diego, County of San Diego, State of California, as shown on the site plan attached hereto as Exhibit "A". The Project includes the Site and all buildings, improvements and facilities, now or subsequently located on the Site from time to time, including, without limitation, the currently existing five (5) story office building located at 10180 Telesis Court containing 93,232 rentable square feet, the two (2) story office building located at 10190 Telesis Court containing 12,780 rentable square feet and the parking structure located at 10184 Telesis Court containing 1,354 rentable square feet (the "OTHER BUILDINGS") and the Building (defined below), as depicted on the site plan attached hereto as Exhibit "A". The aggregate rentable square feet of the Building and the Other Buildings is currently 230,164 rentable square feet.

1.4 BUILDING: A six (6) story office building located on the Site, containing 122,798 rentable square feet, the address of which is 10182 Telesis Court, San Diego, California 92121.

1.5 PREMISES: Initially, those certain premises known as Suite(s) 500 and 600 as generally shown on the floor plan attached hereto as Exhibit "B", located on the fifth (5th) and sixth (6th) floors of the

        Building, and containing 21,260 rentable square feet (20,015 usable square feet) on the fifth (5th) floor and 18,599 rentable square feet (17,420 usable square feet) on the sixth (6th) floor, for a total of 39,859 rentable square feet (37,435 usable square feet), together with the patio area located on the sixth (6th) floor of the Building (the "PATIO"). Commencing upon the Fourth Floor Delivery Date (as defined in
        Section 1.4 of the Lease), the Premises shall also include Suite 400 as generally shown on the floor plan attached hereto as Exhibit "B" located on the fourth (4th) floor of the Building, and containing 21,352 rentable square feet (20,105 usable square feet) resulting in a total of 61,211 rentable square feet (57,540 usable square feet). Although the Patio is a portion of the Premises, the area of the Patio shall not be considered for purposes of determining the rentable or usable square footage of the Premises.

1.6     TERM: Eighty-Four (84) months, subject to extension pursuant to Section
        36.

1.7 ESTIMATED COMMENCEMENT DATE: January 10, 2000; COMMENCEMENT DATE: The earlier to occur of (i) January 10, 2000 or (ii) the date Tenant commences business operations in the Premises. The January 10, 2000 date referenced in clause (i) above (the "TARGET DATE") is subject to extension pursuant to Section 5.2 of Exhibit "C" attached hereto.

1.8 MONTHLY BASIC RENT: Upon the commencement of the Term of this Lease, and on the first day of each month thereafter during the Term of this Lease, Tenant shall pay to Landlord, in advance and without offset, deduction or demand as Monthly Basic Rent for the Premises the following monthly payments:

(a)     Monthly Basic Rent for the initial Premises (i.e., the 5th and 6th
        Floors).


                        Months of Term         Monthly Basic Rent
                        --------------         ------------------
                            1-4*                 $48,750.00**
                            5-8                  $58,500.00***
                            9-12                 $77,725.05
                           13-24                 $80,445.43
                           25-36                 $83,261.02
                           37-48                 $86,175.16
                           49-60                 $89,191.29
                           61-72                 $92,312.99
                           73-84                 $95,543.94

  * Including any partial month at the beginning of the Term if the Commencement Date is not the first (1st) day of the month.

 **     Calculated on the basis of 25,000 rentable square feet only.

***     Calculated on the basis of 30,000 rentable square feet only.

(b)     Monthly Basic Rent for Suite 400:



                       Months of Term         Monthly Basic Rent
                       --------------         ------------------
                Fourth Floor Commencement         $41,636.40
                         Date - 12
                          13-24                   $43,093.67
                          25-36                   $44,601.95
                          37-48                   $46,163.02
                          49-60                   $47,778.73
                          61-72                   $49,450.99
                          73-84                   $51,181.77

1.9 TENANT'S PERCENTAGE: 26.6%. Tenant's Percentage is subject to adjustment in accordance with Section 1.3 and 4.4(g) of the Lease.

1.10    BASE YEAR: Calendar year 2000

1.11 SECURITY DEPOSIT: $119,361.45, plus a letter of credit in the original amount of $360,000.00. See Section 5 of the Lease.

1.12 PERMITTED USE: General office uses and, to the extent legally permissible, research and development, and any other legally permissible uses, consistent with a first-class office building; provided, however, in no event may Tenant use the Premises for retail or restaurant purposes.

1.13    BROKERS: Colliers International representing Landlord.
                 The Irving Hughes Group, Inc. representing Tenant.

1.14 INTEREST RATE: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its "prime rate" or "reference rate", plus two percent (2%); or (b) the maximum rate permitted by law.

1.15 TENANT IMPROVEMENTS: The tenant improvements installed or to be installed in the Premises as described in the Work Letter Agreement attached hereto as Exhibit "C".

1.16 PARKING: A total of 4.3 unreserved parking spaces per 1000 usable square feet of floor area of the Premises at no charge during the Term (including any Option Term), subject, however, to the payment of Direct Expenses attributable to the parking areas and to the provisions set forth in Section 6.2. Tenant shall be entitled to designate up to five
        (5) parking spaces for Tenant's exclusive use in locations designated by Landlord, in reasonable proximity to the Building, reasonably acceptable to Tenant. If Landlord grants to any other tenant of the Building the right to designate exclusive parking spaces at a ratio of exclusive spaces to non-exclusive spaces that is higher than the ratio of Tenant's exclusive spaces to non-exclusive spaces, then Landlord shall increase Tenant's exclusive spaces to equal such higher ratio.

1.17 BUSINESS HOURS FOR THE BUILDING. 7:00 a.m. to 7:00 p.m., Mondays through Fridays (except Building Holidays) and 9:00 a.m. to 1:00 p.m. on Saturdays (except Building Holidays). "BUILDING HOLIDAYS" shall mean New Year's Day, Labor Day, Presidents' Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day and such other national holidays as are adopted by Landlord as holidays for the Building. Notwithstanding the Business Hours, Tenant shall be entitled to have access to the Premises on a seven (7) day per week, twenty-four (24) hour per day basis, subject, however, to the terms of the Lease.

                           STANDARD FORM OFFICE LEASE

                                TABLE OF CONTENTS


SECTION                                    TITLE                                        PAGE
-------                                    -----                                        ----
1        Premises ....................................................................... 1
2        Term ........................................................................... 1
3        Rent ........................................................................... 2
4        Common Areas; Direct Expenses .................................................. 2
5        Security Deposit ............................................................... 7
6        Use ............................................................................ 8
7        Payments and Notices ...........................................................11
8        Brokers ........................................................................11
9        Surrender; Holding Over ........................................................11
10       Taxes on Tenants Property ......................................................12
11       Condition of Premises; Repairs .................................................12
12       Alterations ....................................................................13
13       Liens ..........................................................................15
14       Assignment and Subletting ......................................................15
15       Entry by Landlord ..............................................................17
16       Utilities and Services .........................................................18
17       Indemnification and Exculpation ................................................19
18       Damage or Destruction ..........................................................20
19       Eminent Domain .................................................................21
20       Tenant's Insurance .............................................................21
21       Landlord's insurance ...........................................................22
22       Waiver of Claims; Waiver of Subrogation.........................................23
23       Tenant's Default and Landlord's Remedies........................................23
24       Landlord's Default..............................................................25
25       Subordination...................................................................25
26       Estoppel Certificate............................................................26
27       Intentionally Omitted...........................................................26
28       Modification and Cure Rights of Landlord's Mortgagees and Lessors...............26
29       Quiet Enjoyment.................................................................26
30       Transfer of Landlord's Interest.................................................26
31       Limitation on Landlord's Liability..............................................26
32       Miscellaneous...................................................................27
33       Lease Execution.................................................................28
34       Right of First Refusal..........................................................29
35       Temporary Space.................................................................30
36       Option Term.....................................................................30

 EXHIBITS
 --------

 EXHIBIT "A"   Site Plan
 EXHIBIT "B"   Floor Plan
 EXHIBIT "C"   Work Letter Agreement
 EXHIBIT "D"   Sample Form of Notice of Lease Term Dates
 EXHIBIT "E"   Rules and Regulations
 EXHIBIT "F"   Sample Form of Tenant Estoppel Certificate

                          INDEX OF MAJOR DEFINED TERMS

                                                          LOCATION OF DEFINITION
DEFINED TERMS                                             IN OFFICE LEASE
-------------                                             ----------------------
Abandonment .........................................................         23
Abatement Event .....................................................         18
ADA .................................................................          9
Applicable Reassessment .............................................          7
Approved Working Drawings ...........................................          4
Architect ...........................................................  Exhibit C
Base Year ...........................................................          3
Base, Shell, and Core ...............................................  Exhibit C
BOMA Standard .......................................................          1
Brokers .............................................................         ii
Building ............................................................          i
Building Common Areas ...............................................          2
Building Holidays ...................................................        iii
Capital Items .......................................................          4
Cash Security Deposit ...............................................          7
Code ................................................................  Exhibit C
Commencement Date ...................................................         ii
Common Areas ........................................................          2
Comparable Buildings ................................................         31
Construction Drawings ...............................................  Exhibit C
Cost Pools ..........................................................          4
days ................................................................         27
Delay Notice ........................................................  Exhibit C
Direct Expenses .....................................................          3
Draw Request ........................................................  Exhibit C
Election Date .......................................................         29
Eligibility Period ..................................................         19
Engineer ............................................................          3
Essential Services ..................................................         19
Estimate ............................................................          6
Estimate Statement ..................................................          6
Estimated Commencement Date .........................................         ii
Estimated Excess ....................................................          6
Estimated Utilities Costs ...........................................          6
Evidence of Completion ..............................................  Exhibit C
Excess ..............................................................          6
Expense Year ........................................................          3
Extension Option ....................................................         30
Fair Market Rental Rate .............................................         30
Final Costs .........................................................  Exhibit C
Final Space Plan ....................................................  Exhibit C
Final Working Drawings ..............................................  Exhibit C
First Refusal Notice ................................................         29
First Refusal Space .................................................         29
Force Majeure Delays ................................................         28
Fourth Floor Commencement Date ......................................          1
Fourth Floor Delivery Date ..........................................          1
Hazardous Materials .................................................     10, 11
HVAC ................................................................         13
Indemnified Claims ..................................................         19
Landlord ............................................................          1
Landlord Caused Delay ...............................................  Exhibit C
Landlord Indemnified Parties ........................................         10
Landlord's Rate .....................................................  Exhibit C
Lease ...............................................................          1
Letter of Credit ....................................................          8
Monthly Basic Rent ..................................................         ii
MPE Subcontractors ..................................................          3
number of days ......................................................  Exhibit C
Operating Expenses ..................................................          3
Option Rent Notice ..................................................         30
Option Term .........................................................         30
Original Tenant .....................................................         10
Other Buildings .....................................................          i
Outside Agreement Date ..............................................         30
Patio ...............................................................         ii
PCBs ................................................................         11

Permit Delay..........................................................................Exhibit C
Permits...............................................................................Exhibit C
Permitted Transfer...........................................................................16
Permitted Use................................................................................ii
Pre-Approved Change..........................................................................13
Premises......................................................................................i
Project.......................................................................................i
Project Common Areas..........................................................................2
Proposition 13................................................................................5
Proposition 13 Protection Amount..............................................................7
Proposition 13 Purchase Price.................................................................7
Reassessment..................................................................................6
rent..........................................................................................2
rentable area.................................................................................1
rentable square footage.......................................................................1
Retention.............................................................................Exhibit C
Security Deposit.............................................................................ii
Site..........................................................................................i
Special Sublease.............................................................................16
Specifications........................................................................Exhibit C
Standard Improvement Package..........................................................Exhibit C
Statement.....................................................................................6
Substantial Completion................................................................Exhibit C
Summary.......................................................................................1
Superior Leases..............................................................................29
Superior Rights..............................................................................29
Target Date..................................................................................ii
Tax Expenses..................................................................................5
Tax Increase..................................................................................6
Temporary Space..............................................................................30
Temporary Space Term.........................................................................30
Tenant........................................................................................1
Tenant Changes...............................................................................13
Tenant Improvement Allowance..........................................................Exhibit C
Tenant Improvement Allowance Items....................................................Exhibit C
Tenant Improvements...................................................................Exhibit C
Tenant Parties...............................................................................19
Tenant's Agents.......................................................................Exhibit C
Tenant's Election Notice.....................................................................29
Tenant's Parties.............................................................................10
Tenant's Percentage..........................................................................ii
Tenant's Proposed Terms......................................................................29
Tenant's Signage.............................................................................10
Term.........................................................................................ii
Terms........................................................................................29
Transfer.....................................................................................15
Transfer Notice..............................................................................16
Transferee...................................................................................16
Unavoidable Delay.....................................................................Exhibit C
usable area...................................................................................1
usable square footage.........................................................................1
Utilities Costs...............................................................................5
Work Letter Agreement.................................................................Exhibit C
worth at the time of award...................................................................24

                                  OFFICE LEASE

This LEASE, which includes the preceding Summary of Basic Lease Information and Definitions ("Summary") attached hereto and incorporated herein by this reference ("Lease"), is made as of the 23 day of August, 1999, by and between LNR SEAVIEW, INC., a California corporation ("Landlord"), and WEBSIDESTORY, INC. a California corporation ("Tenant"),

1.      PREMISES.

1.1 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.5 of the Summary above, improved or to be improved with the Tenant Improvements. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

1.2 LANDLORD'S RESERVATION OF RIGHTS. Provided Tenant's use of and access to the Premises is not interfered with in an unreasonable manner, and subject to the terms of this Lease, Landlord reserves for itself the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises.

1.3 MEASUREMENT OF PREMISES, BUILDING AND/OR THE PROJECT. Landlord reserves the right to remeasure the Premises, the Building and/or the Project and adjust all provisions of this Lease which are based upon the area of the Premises, the Building and/or the Project such as Tenant's Percentage, Monthly Basic Rent, and the Tenant Improvement Allowance. As used in this Lease, the following terms have the meanings indicated:

(a) The term "USABLE AREA" or "USABLE SQUARE FOOTAGE" means the usable area as determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1 - 1996 (the "BOMA STANDARD"); and

(b) The term "RENTABLE AREA" or "RENTABLE SQUARE FOOTAGE" means the rentable area measured in accordance with the BOMA Standard, plus a prorata share of the usable area of the Project's recreational facilities.

1.4 SUITE 400. Landlord will deliver possession of Suite 400 to Tenant within one (1) business day following Tenant's written request therefor (the "FOURTH FLOOR DELIVERY DATE"). Tenant will construct the Tenant Improvements within Suite 400 in accordance with the provisions of Exhibit "C", except that
(i) all references in Exhibit "C" to the Premises shall refer to Suite 400, (ii) the Tenant Improvement Allowance will be in the amount up to, but not exceeding, Thirty-Two Dollars ($32.00) per usable square foot of Suite 400 (for purposes of calculating the Tenant Improvement Allowance, the usable square footage of Suite 400 shall be 19,705 (which excludes the restrooms, electrical rooms, tele/com equipment rooms [but not Tenant's network operating center] and the curtain wall in Suite 400), (iii) the time period for Landlord's review of the Final Space Plan for Suite 400 shall be two (2) business days following Landlord's receipt thereof and (iv) the Commencement Date for Suite 400 (the "FOURTH FLOOR COMMENCEMENT DATE") shall be the earlier to occur of: (a) the date that is nine
(9) months following the Commencement Date (which nine (9) month period may only be extended by reason of a Landlord Caused Delay and not by reason of a Permit Delay or an Unavoidable Delay); or (b) Substantial Completion of the Tenant Improvements for Suite 400. The Fourth Floor Commencement Date will not be extended due to any delay in Tenant's request for delivery of Suite 400. Following the determination of the Fourth Floor Commencement Date, and at the request of either party, the parties shall enter into an amendment to this Lease acknowledging the Fourth Floor Commencement Date and establishing a schedule for Monthly Basic Rent that combines the Monthly Basic Rent for the initial Premises and Suite 400.

2.      TERM.

2.1 TERM; NOTICE OF LEASE DATES. The Term of this Lease shall be for the period designated in Section 1.6 of the Summary commencing on the Commencement Date (as determined pursuant to Exhibit "C"), and ending on the expiration of such period, unless the Term is sooner terminated as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) days after Landlord's written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit "D". The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

2.2 ESTIMATED COMMENCEMENT DATE. It is estimated by the parties that the Term of this Lease will commence on the Estimated Commencement Date set forth in
Section 1.7 of the Summary. The Estimated Commencement Date is merely an estimate of the Commencement Date and, consequently,

Tenant agrees that Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease if the Term of this Lease does not commence by the Estimated Commencement Date for any reason whatsoever, including any delays in substantial completion of the Tenant Improvements.

2.3 EARLY OCCUPANCY. Tenant will occupy the Premises prior to the Commencement Date for purposes of constructing the Tenant Improvements. Such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Sections 17, 20 and 22, except that provided Tenant does not commence the operation of business from the Premises, Tenant will not be obligated to pay Monthly Basic Rent or any additional rent during the period of such early occupancy. Tenant agrees to cooperate with Landlord during the period of any such early occupancy so as not to interfere with Landlord in the completion of any improvements to the Premises to be constructed pursuant to Exhibit "C" by Landlord.

3.      RENT.

3.1 BASIC RENT. Tenant agrees to pay Landlord, as basic rent for the Premises, the Monthly Basic Rent in the amounts designated in Section 1.8 of the Summary. The Monthly Basic Rent shall be paid by Tenant in monthly installments in the amounts designated in Section 1.8 of the Summary in advance on the first day of each and every calendar month during the Term, without demand, notice, deduction or offset (except as otherwise provided in this Lease), except that the first full month's Monthly Basic Rent shall be paid upon the execution of this Lease. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 ADDITIONAL RENT. All amounts and charges payable by Tenant under this Lease in addition to the Monthly Basic Rent described in Section 3.1 above (including, without limitation, payments for insurance, and repairs, and Tenant's Percentage of Direct Expenses, and Utilities Costs as provided in
Section 4.5 shall be considered additional rent for the purposes of this Lease, and the word "RENT" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Basic Rent is referenced. The Monthly Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset whatever (except as otherwise provided in this Lease), in lawful money of the United States of America.

4.      COMMON AREAS; DIRECT EXPENSES.

4.1 DEFINITIONS; TENANT'S RIGHTS. During the Term of this Lease, Tenant shall have the non-exclusive right to use, in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Section 6.1 below, those portions of the Project (the "PROJECT COMMON AREAS") not leased or designated for lease to tenants that are provided for use in common by Landlord, Tenant and any other tenants of the Project (or by the sublessees, agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Project Common Areas shall include, without limitation, any fixtures, systems, decor, facilities and landscaping contained, maintained or used in connection with those areas, and shall be deemed to include any city sidewalks adjacent to the Project, any pedestrian walkway system, park or other facilities located on the Site and open to the general public, the parking structure and parking areas (subject to Section 6.2 below), the loading and unloading areas, trash areas, roadways, parkways, and driveways, as well as the existing pool, workout facilities and tennis facility for so long as Landlord, in its sole discretion, provides for the same. The common areas of the Building shall be referred to herein as the "BUILDING COMMON AREAS" and shall include, without limitation, the following areas: the common entrances, lobbies, restrooms on multi-tenant floors, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto to the extent not exclusively serving another tenant or contained within another tenant's premises, and the common pipes, conduits, wires and appurtenant equipment serving the Premises.

The Building Common Areas and the Project Common Areas shall be referred to herein collectively as the "COMMON AREAS."

4.2 LANDLORD'S RESERVED RIGHTS. Landlord reserves the right from time to time to use any of the Common Areas and to do any of the following, as long as such acts do not unreasonably interfere with Tenant's use of or access to the Premises or Tenant's use and enjoyment of the Common Areas:

(a) expand the Building and construct or alter other buildings or improvements on the Site;

(b) make any changes, additions, improvements, repairs or replacements in or to the Project, the Site, the Common Areas and/or the Building (including the Premises if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation:
        (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, subject to Section 6.2, parking spaces and parking areas;

(c) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Site and/or Building; and

(d) perform such other acts and make such other changes with respect to the Project, Site, Common Areas and Building, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

4.3 ADDITIONAL RENT. In addition to paying the Monthly Basic Rent, Tenant shall pay as additional rent Tenant's Percentage of the annual Direct Expenses that are in excess of the amount of Direct Expenses applicable to the Base Year and Tenant's Percentage of the annual Utilities Costs.

4.4 DEFINITIONS. The following terms shall have the meanings hereinafter set forth:

(a) "BASE YEAR" shall mean the year set forth in Section 1.10 of the Summary.

(b)     "DIRECT EXPENSES" shall mean Operating Expenses and Tax Expenses.

(c) "EXPENSE YEAR" shall mean each calendar year in which any portion of the Term falls, through and including the calendar year in which the Term expires; provided, that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any twelve (12) consecutive month period, and, in the event of any such change, Tenant's Percentage of the Direct Expenses and Tenant's Percentage of the Utilities Costs shall be equitably adjusted for any Expense Year involved in any such change such that Tenant's Percentage is not affected to Tenant's financial detriment.

(d) "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid or incurred for: (i) the cost of janitorial service, alarm and security service, window cleaning, and trash removal, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord in connection with the Project, in such amounts as Landlord may reasonably determine, or as may be required by any mortgagees, or the lessor of any underlying or ground lease affecting the Project; (iv) the cost of landscaping, relamping, supplies, tools, equipment (including equipment rental agreements) and materials, and all fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, incurred in connection with the management, operation, administration, maintenance and repair of the Project; (v) the cost of parking area repair, restoration and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) wages, salaries and other compensation and benefits of all persons directly engaged in the operation, management, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project; (viii) amortization (including interest on the unamortized cost at the Interest
        Rate) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project;
        (ix) the cost (including rent) of Landlord's property management office for the Project and all utilities, supplies and materials used in connection therewith; and (x) the cost of any capital alterations, capital additions, or capital improvements made to the Project or any portion thereof (A) which relate to the operation, repair, maintenance and replacement of all systems, equipment or facilities which serve the Project in the whole or in part (including replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs, walkways and parking areas, and repairs to roofs and reroofing of improvements), (B) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or (C) that are required under any governmental law or regulation that is then being enforced by a federal, state or local governmental agency; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at the Interest Rate in effect at the time such expenditure is placed in service) over its useful life as Landlord shall reasonably determine in accordance with generally accepted accounting principles. If Landlord is not furnishing any particular work or service (the cost of which, if performed or provided by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building (and any additional buildings constructed in the Project) are not one hundred percent (100%) occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating

        Expenses for such Expense Year (including the Base Year) as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had such building(s) been one hundred percent (100%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. Notwithstanding anything to the contrary herein, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and costs relating to capital improvements or expenditures.

        Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Direct Expenses and/or Utilities Costs among different tenants and/or different buildings of the Project and/or on a building-by-building basis (the "COST POOLS"). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the buildings in the Project and may be modified to take into account the addition of any additional office buildings within the Project. No costs for development or construction of future buildings, parking structures and sitework shall be included as an Operating Expense.

        Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include: (A) except as otherwise set forth above in this Section 4.4(d), interest on debt and amortization on mortgages; (B) ground lease payments; (C) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (D) Utilities Costs for which Tenant pays Tenant's Percentage to Landlord as set forth in Section 4.5 below; (E) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (F) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party; (G) costs, including permit, license and inspection costs, incurred in renovating or otherwise improving, decorating, or redecorating rentable space (including vacant rentable space) for tenants or other occupants in the Project; (H) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due; (I) costs arising from Landlord's charitable or political contributions; (J) costs incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such noncompliance (for this purpose, a change in the interpretation of or change in the procedures for enforcing an existing law will be the equivalent of a new law; provided, however, that costs incurred by Landlord in connection with the loss of a variance or a disappearance of a grandfathered/grandmothered right shall not be included as an Operating Expense); (K) depreciation, amortization and interest payments, except as provided herein, and except with respect to materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party which such depreciation, amortization and interest payments are not in excess of what would otherwise have been charged for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (L) costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied ("CAPITAL ITEMS"), except for Capital Items expressly permitted under Section 4.4(d)(x); (M) expenses in connection with services or other benefits which are not offered to Tenant but which are provided to another tenant or occupant of the Building or for which Tenant is charged directly; (N) costs incurred by Landlord due to the violation by Landlord or any other tenant of the Building of the terms and conditions of any lease of space in the Building unless directly related to the use or maintenance of the Common Areas; (O) overhead and profit increments paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the cost of such services rendered at the same level of service for similar quality buildings in San Diego, by unaffiliated third parties on a competitive basis; (P) interest, principal, points and fees on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building; (Q) Landlord's general corporate overhead and general administrative expenses (provided that the reasonable rental cost of the Building office shall be included in Operating Expenses); (R) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (S) except in connection with making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in (L) above, except equipment not affixed to the Building which is used in providing janitorial or similar services; (T) all items and services for which Tenant or any other tenant of the Building reimburses Landlord (other than through the pass-through of Operating Expenses) or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; (U) advertising and promotional expenditures, and costs of purchase and installation of signs in or on the Building (except for the Building directory) identifying the owner of the Building; (V) electrical power costs for which any tenant directly contracts with the local public service company; provided, however, that if any tenant directly contracts for electric power service during any portion of the relevant period, the total electric power costs for the Building shall be "grossed up" to reflect what those costs would have been had each tenant in the Building used the Building standard amount of electric power; (W) labor or other costs incurred in connection with any operation of any restaurant in the Building; (X) except as contemplated under Section 4.4(d)(x)(C) above, any costs, fines or penalties incurred due to violations by Landlord of any government rule or authority; (AA) purchase price of sculpture, paintings, or other objects of art placed in common areas of the Building; (BB) wages, salaries, medical, surgical and general welfare benefits, pension payments, payroll taxes, workers' compensation costs or other compensation paid to or for any executive employees above the grade of building manager; and (CC) costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/or the Project unless directly related to the use or maintenance of the Common Areas and not covered by insurance.

(e) "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes or charges, business or license taxes or fees, annual or periodic license or use fees, open space charges, housing fund assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project or Landlord's interest therein. Tax Expenses shall include, without limitation (i) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Project tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease; (ii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iii) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; (iv) any possessory taxes charged or levied in lieu of real estate taxes; and (v) any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses. Notwithstanding anything to the contrary herein, there shall be excluded from Tax Expenses: (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project); and (ii) any items paid by Tenant under Section 10 of this Lease. Tax Expenses shall be adjusted to reflect an assumption that the Building is fully assessed for real property tax purposes as a completed building that is one hundred percent (100%) occupied with Building standard tenant improvements.

(f) "UTILITIES COSTS" shall mean the cost of all utilities supplied for the Project (including, without limitation, water, sewer, electricity, telephone and HVAC), other than those utilities which are paid directly by Tenant and other tenants of the Project for excess consumption and after-hours HVAC pursuant to Section 16 of this Lease or similar provisions in other tenants' leases.

(g) "TENANT'S PERCENTAGE" shall mean the percentage set forth in Section 1.9 of the Summary. Tenant's Percentage was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Project. Landlord shall have the right from time to time, in its discretion, to include or exclude existing or future buildings in the Project in the calculation of the total rentable square feet of the Project, for purposes of determining Direct Expenses, Utilities Costs and/or the provision of various services and amenities thereto, including equitable allocation of Direct Expenses and/or Utilities Costs in Cost Pools (as described in
        Section 4.4(d) above); in such event, Tenants Percentage shall be appropriately revised to reflect any such actual increases or decreases in square footage of the Project. In addition, in the event either the rentable square feet of the Premises and/or the Building and other buildings in the Project is changed, Tenant's Percentage shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Percentage for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Percentage was in effect.

4.5     CALCULATION AND PAYMENT OF ADDITIONAL RENT.

(a) CALCULATION OF EXCESS. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in
        Section 4.5(b), below, and as additional rent: (i) the amount by which Tenant's Percentage of Direct Expenses for such Expense Year exceeds Tenant's Percentage of the Direct Expenses for the Base Year (Tenant's Percentage of such excess amount is hereinafter referred to as the "EXCESS"); and (ii) Tenant's Percentage of the Utilities Costs incurred for such Expense Year.

(b) STATEMENT OF ACTUAL DIRECT EXPENSES AND UTILITIES COSTS AND PAYMENT BY TENANT. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the "STATEMENT"), which shall indicate: (i) the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess; and (ii) the amount of the Utilities Costs incurred for such preceding Expense Year. Upon receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of such Statement, (A) the full amount of any Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess, as that term is defined below, plus (B) the full amount of Tenant's Percentage of the Utilities Costs for such Expense Year, less the amounts, if any, paid by Tenant during the Expense Year as Estimated Utilities Cost, as that term is defined below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Section 4.5. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of the Direct Expenses and Utilities Costs for the Expense Year in which this Lease terminates, taking into consideration that the expiration date may have occurred prior to the final day of the applicable Expense Year, Tenant shall within ten (10) days after Landlord's request therefor pay to Landlord an amount as calculated pursuant to the provisions of Section 4.5(a) of this Lease as Tenant's Percentage of the Excess and Utilities Costs for such final Expense Year. The provisions of this Section 4.5(b) shall survive the expiration or earlier termination of the Lease Term.

(c) STATEMENT OF ESTIMATED DIRECT EXPENSES AND UTILITIES COSTS. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of (i) what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "ESTIMATED EXCESS") as calculated by comparing Tenant's Percentage of Direct Expenses for such then-current Expense Year, which shall be based upon the Estimate, to Tenant's Percentage of Direct Expenses for the Base Year, and (ii) what the total amount of Tenant's Percentage of the Utilities Costs for the then current Expense Year shall be (the "ESTIMATED UTILITIES COSTS"). The Estimate Statement may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess or Estimated Utilities Costs under this Section 4.5. Within thirty (30) days after receipt of such Estimate Statement, Tenant shall pay to Landlord an amount equal to (A) a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by any amounts paid as Estimated Excess pursuant to the last sentence of this
        Section 4.5(c), plus (B) a fraction of the Estimated Utilities Costs (or the increase in the Estimated Utilities Costs if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by the amounts paid as Estimated Utilities Costs pursuant to the last sentence of this Section 4.5(c)). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to the sum of (x) one-twelfth (1/12) of the total Estimated Excess plus (y) one-twelfth (1/12) of the total Estimated Utilities Costs set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.6 PROPOSITION 13 PROTECTION. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the initial Term, a change in ownership of the Project is consummated, and as a result thereof the Project is reassessed (the "REASSESSMENT") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms of this Section 4.6 shall apply to such Reassessment. This Section 4.6 shall not apply during any Option Period.

(a) THE TAX INCREASE. The term "TAX INCREASE" shall mean fifty percent (50%) of that portion of the Real Property Taxes and Assessments, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Real Property Taxes and Assessments, as calculated immediately following the Reassessment, which is attributable to (i) the initial assessment of the value of the Project, (ii) assessments which were pending immediately prior to the Reassessment and which were conducted during, and included in, such Reassessment, or were otherwise rendered unnecessary following the Reassessment, or (iii) the annual inflationary increase of Real Property Taxes and Assessments.

(b) PROTECTION. During the initial Term, any Tax Increase will be excluded from Real Property Taxes and Assessments.

(c) LANDLORD'S RIGHT TO PURCHASE THE PROPOSITION 13 PROTECTION AMOUNT. The amount of Real Property Taxes and Assessments which Tenant is not obligated to pay or will not be obligated to pay during the initial Term in connection with a particular Reassessment is referred to as a "PROPOSITION 13 PROTECTION AMOUNT." If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each year commencing with the year in which the Reassessment will occur, the terms of this Section 4.6(c) shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "APPLICABLE REASSESSMENT"), at any time, by paying to Tenant an amount equal to the Proposition 13 Purchase Price. The "PROPOSITION 13 PURCHASE PRICE" shall mean the present value of the Proposition 13 Protection Amount remaining during the initial Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining year during the initial Term that such protection is available (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the prime interest rate, as reported in the Wall Street Journal as of the date of Landlord's exercise of its right to purchase plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of this Section 4.6 shall not apply to any Tax Increase attributable to the Applicable Reassessment. As Landlord will estimate the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant's rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, rent next due shall be increased by the amount of the overestimation.

4.7 TENANT'S AUDIT RIGHTS. Landlord shall maintain records respecting Direct Expenses and Utilities Costs and determine the same in accordance with sound accounting and management practices, consistently applied. Tenant or Tenant's Representative (for purposes hereof, Tenant's Representative shall mean an independent certified public accountant whose fees are not paid on a contingency fee basis) or both shall have the right, within six (6) months after receipt of an Actual Statement, to examine at Tenant's cost and make copies of such records at the Building upon reasonable prior notice and during business hours. If Tenant takes exception to any matter contained in an Actual Statement, Landlord shall promptly refer the matter to an independent certified public accountant who has done no work for Landlord in the past five (5) years, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall pay the cost of such certification unless such certification determines that Tenant was overbilled by more than five percent (5%) in total in which case Landlord shall pay the cost of the certification and all of Tenant's reasonable out-of-pocket costs in reviewing Landlord's records or in having them reviewed by Tenants Representative (provided, that the total out-of-pocket costs shall not exceed Two Thousand Dollars ($2,000.00)). Appropriate adjustments in amounts paid by Tenant shall be settled in cash within thirty (30) days.

5.      SECURITY DEPOSIT.

5.1 CASH SECURITY DEPOSIT. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the cash portion of the Security Deposit designated in Section 1.11 of the Summary (the "CASH SECURITY DEPOSIT"). The Cash Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Cash Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant's default. If any portion of the Cash Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Cash Security Deposit to its original amount. Landlord shall not be required to keep the Cash Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Cash Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Cash Security Deposit or any balance thereof shall be returned to Tenant within two
(2) weeks following the expiration of the Lease term, provided that Landlord may retain the Cash Security Deposit until such time as any amount due from Tenant in accordance with this Lease has been determined and paid in full (however, if the amount payable by Tenant is less than the Cash Security Deposit, Landlord shall return to Tenant an amount equal to the difference between the Cash Security Deposit and the amount payable by Tenant). If Landlord sells its interest in the Building during the Term and if Landlord deposits with the purchaser the Cash Security Deposit (or balance thereof), and such purchaser acknowledges receipt thereof, then, upon such sale, Landlord shall be discharged from any further liability with respect to the Cash Security Deposit.

5.2     LETTER OF CREDIT SECURITY DEPOSIT.

(a) DELIVERY. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable and renewable letter of credit issued by Imperial Bank ("LETTER OF CREDIT") in favor of Landlord in form reasonably satisfactory to Landlord, in the initial principal amount specified in Section 1.1 of the Summary, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord's behalf for the amount owed by Tenant to Landlord, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand and the reason that the party is making the demand. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuer of the original Letter of Credit, the issuer will reissue the Letter of Credit naming such transferee as the beneficiary. If the term of the Letter of Credit held by Landlord will expire prior to thirty (30) days following the expiration date of this Lease and it is not extended, or a new Letter of Credit for an extended period of time is not substituted, within thirty (30) days prior to the expiration of the Letter of Credit, then Landlord may deliver written notice of such fact to Tenant and if Tenant does not extend the Letter of Credit or substitute a new Letter of Credit within ten (10) days after Tenant's receipt of such notice from Landlord, Landlord shall be entitled to make demand for the principal amount of said Letter of Credit and, thereafter, to hold such funds in accordance with Section 5.2(c) below.

(b) PRINCIPAL AMOUNT OF LETTER OF CREDIT. The required principal amount of the Letter of Credit shall be as follows:

                                                     REQUIRED
                    YEAR OF TERM                 PRINCIPAL AMOUNT
                    ------------                 ----------------
                         1                         $360,000.00
                         2                         $240,000.00
                         3                         $120,000.00
                       4-7                               $0.00

        Notwithstanding the foregoing, if as of the applicable reduction date set forth above, (i) Tenant is in default under this Lease, or (ii) circumstances exist that would, with notice or lapse of time, or both, constitute a default (provided Landlord has given Tenant written notice of the existence of any such circumstances by the applicable reduction date), then the principal amount shall not be reduced, unless and until such default or circumstances shall have been fully cured, at which time the principal amount may be reduced as hereinabove described. If Tenant completes an initial public offering of its securities on a recognized United States public securities exchange, then Tenant shall have the right, upon prior written notice to Landlord, to eliminate the Letter of Credit provided that (i) at the time of Tenant's request, Tenant shall have a tangible net worth of at least Thirty Million Dollars ($30,000,000.00) (Tenant shall provide Landlord with evidence reasonably acceptable to Landlord evidencing such tangible net worth), (ii) at the time of Tenant's request, Tenant is not in default hereunder and no circumstances exists that would, with the passage of time, the giving of notice, or both, constitute a default hereunder (provided Landlord has given Tenant written notice of the existence of any such circumstances within three (3) business days following receipt of Tenant's request) and (iii) Landlord shall have not given Tenant written notice of a failure to pay rent pursuant to Section 23.1(b) during the preceding twelve (12) month period.

(c) APPLICATION OF LETTER OF CREDIT. The Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant commits a default with respect to any provision of this Lease, Landlord may (but shall not be required to) draw upon the Letter of Credit and use, apply or retain all or any part of the proceeds for the payment of any sum which is in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Letter of Credit is so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount sufficient to restore the Letter of Credit to the principal amount required under Section 5.2(b) above. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds and Tenant shall not be entitled to any interest on such proceeds. Should Landlord sell its interest in the Premises during the Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds.

6.      USE.

6.1 GENERAL. Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Tenant shall observe and comply with the "Rules and Regulations" attached hereto as

Exhibit "E", and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project or the Building of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions now or hereafter affecting the Project and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 ("ADA") as it pertains to Tenant's use, occupancy, improvement and alteration of the Premises. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Site or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project or the Building, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Project or the Site, nor commit or suffer to be committed any waste in, on or about the Premises. Notwithstanding the foregoing, Tenant's obligation to observe and comply with future covenants, conditions and restrictions shall be (i) subject to Tenants receipt of a copy thereof and (ii) conditioned upon them not reducing Tenant's rights or increasing Tenant's obligations hereunder in any material respect.

6.2     PARKING.

(a) TENANT'S PARKING PRIVILEGES. During the Term of this Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the number of parking spaces specified in Section 1.16 of the Summary hereof for use by Tenant's employees in the common parking areas for the Building within the Project, as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of parking spaces designated in Section 1.16 of the Summary. In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking spaces, and/or make all or a portion of such spaces reserved.

(b) PARKING CHARGES. Tenant's parking spaces set forth in Section 1.16 of the Summary hereof shall, during the Term (including any Option Term), not be subject to a monthly parking fee (during an Option Term, such rights will be reflected in the determination of the fair market rental rate). In addition to such parking privileges for use by Tenant's employees, Landlord shall permit access to the parking areas for Tenant's visitors, subject to availability of spaces and payment (by validation charges or otherwise) of daily visitor parking charges therefor as may be established and adjusted by Landlord from time to time. Tenant acknowledges that Landlord may restrict the parking structure, or portions thereof, from parking by Tenant's visitors (but not Tenant's employees).

(c) PARKING RULES. The use of the parking areas shall be subject to the Parking Rules and Regulations contained in Exhibit "E" attached hereto and any other reasonable, nondiscriminatory rules and regulations adopted by Landlord and/or Landlord's parking operators from time to time, including any system for controlled ingress and egress and charging visitors and invitees, with appropriate provision for validation of such charges. Tenant shall not use more parking privileges than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Project or for such other uses as visitor parking. Tenant's parking privileges shall be used only for parking by vehicles no larger than normally sized passenger automobiles, sports utility vehicles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord; provided, however, Landlord will not charge Tenant the cost thereof unless Landlord previously gave Tenant written or oral notice of such prohibited activity and such activity was not corrected within a reasonable period of time under the circumstances (however, no notice will be required in the event of an emergency or with respect to a violator of whom Landlord has previously given notice to Tenant).

6.3     SIGNS.

(a) BUILDING SIGNAGE. Subject to the terms of this Section 6.3(b), Tenant shall have the right to install, at Tenant's sole cost and expense, (i) exclusive Building top signage in one (1) location on the exterior of the Building, (ii) non-exclusive monument signage in one (1) location on the Building's monument sign, but only if Landlord elects to provide a monument sign for the Building, (iii) a nonexclusive lobby signage in one (1) location in the ground floor lobby of the Building and (iv) exclusive signage in the fourth (4th), fifth (5th) and sixth (6th) floor elevator lobbies of the Premises

        (collectively, "TENANT'S SIGNAGE"). The location of Tenant's Signage shall be determined by Landlord and approved by Tenant, such approval not to be unreasonably withheld. Notwithstanding the foregoing, Tenant's right to Tenant's Signage is personal to the original Tenant named in the Summary ("ORIGINAL TENANT") and shall not be assignable to any assignee or transferee of or any successor to Tenant's interest under this Lease, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld. The foregoing restriction is a material consideration to Landlord because of the visibility of such signage and because of Landlord's concern for maintaining the quality, stature and prestige of the Building. Tenant's Signage shall conform to sign plans approved by Landlord, which approval shall not be unreasonably withheld or delayed, and comply with all applicable laws, statutes, regulations, ordinances and restrictions, including but not limited to, any permit requirements and City of San Diego size restrictions. Tenant shall install and maintain Tenants Signage in good condition and repair at its sole cost and expense during the entire Term, as the same may be extended for any Option Term. Tenant shall bear all costs and expenses associated with Tenant's Signage, including but not limited to, expenses of design, acquisition, construction, installation, display, illumination, maintenance, repair and permit costs therefor. Tenant shall be solely responsible for obtaining all permits and approvals required by any governmental agency or authority with respect to Tenant's Signage. Except as provided above, Tenant shall not place, erect or maintain or cause to be placed, erected or maintained on or to the roof or any exterior door, wall or window or the roof of the Premises or the Building, or on or to the glass or any window or door of the Premises, or on or to any sidewalk or other location outside the Premises, or within any entrance to the Premises, any sign, decal, banner, placard, or any other advertising matter of any kind or description. Any modifications to Tenant's Signage, including without limitation, the location, quality, design, style, lighting and size of such signage, shall be consistent with applicable laws, rules and permits and Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of Tenant's Signage and the repair of all damage to the Building caused by such removal.

(b) PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as hereinabove mentioned, Tenant may not install any signs on the exterior or roof of the Building or the Building Common Areas or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

(c) BUILDING DIRECTORY. Tenant shall, at Landlord's expense, be entitled to a reasonable number of lines on the Building directory to display Tenant's name and suite numbers

6.4     HAZARDOUS MATERIALS.

(a) TENANT'S OBLIGATIONS. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "HAZARDOUS MATERIALS" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "TENANT'S PARTIES"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). At all times during the Term of this Lease following reasonable prior written notice (except in the event of an emergency), Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. As used in this Lease, the term "HAZARDOUS MATERIALS" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons. The provisions of this Section 6.4(a) will survive the expiration or earlier termination of this Lease.

(b) LANDLORD'S OBLIGATIONS. Landlord represents and warrants to Tenant that as of the date of this Lease and to Landlord's actual knowledge (i) there are no Hazardous Materials in, on, under, below or otherwise located on or about the Building in violation of applicable law, and
        (ii) there has been no release or migration of any Hazardous Materials in violation of applicable law onto, beneath, upon or about the Building. Landlord shall indemnify, protect, defend and hold Tenant, its successors, assigns, subtenants, agents, employees, officers and directors harmless from any and all losses, damages, liabilities, judgments, costs, claims, expenses, penalties, including, but not limited to, attorneys' fees, court costs and consultant fees (i) arising out of or involving any Hazardous Materials existing on the Building to the extent caused by Landlord; or (ii) due to Landlord's breach of its foregoing representation. The provisions of this Section 6.4(b) will survive the expiration or earlier termination of this Lease.

7. PAYMENTS AND NOTICES. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in
Section 1.1 of the Summary, or to such other person and/or at such other place as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section
1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs. For purposes of this Section 7, a "business day" is Monday through Friday, excluding holidays observed by the United States Postal Service.

8. BROKERS. The parties recognize that the broker(s) who negotiated this Lease are stated in Section 1.13 of the Summary, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s) pursuant to a separate agreement between Landlord and such broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Landlord of the foregoing representation. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9.      SURRENDER; HOLDING OVER.

9.1 SURRENDER OF PREMISES. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted if not required to be repaired by Landlord or Tenant or if this Lease is terminated as a result thereof pursuant to Section 18), with all of Tenant's personal property (and those items, if any, of Tenant improvements and Tenant Changes identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections
12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord's rights and remedies under Section 12.4 and the other provisions of this Lease (but provided Landlord has given Tenant written notice at least sixty (60) days prior to the expiration or earlier termination of this Lease that Landlord needs possession of the Premises immediately following the expiration or earlier termination of this Lease), Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2 HOLD OVER WITH LANDLORD'S CONSENT. If, with Landlord's express written consent, Tenant remains in possession of the Premises after the expiration or earlier termination of the Lease Term, Tenant shall become a tenant from month-to-month upon the terms and conditions set forth in this Lease (including Tenant's obligation to pay all Direct Expenses and Utilities Costs and any other additional rent under this Lease), but at a Monthly Basic Rent equal to the greater of: (a) one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; or (b) one hundred twenty-five percent (125%) of the prevailing market rate excluding any rental or other concessions (as reasonably determined by Landlord) for the Premises in effect on the date of such expiration or earlier termination. Tenant shall pay an entire month's Monthly Basic Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this
Section 9.2. This Section 9.2 shall not be construed to create any expressed or implied right to holdover beyond the expiration of the Lease Term or any extension thereof.

9.3 HOLD OVER WITHOUT LANDLORD'S CONSENT. If Tenant holds over after the expiration or earlier termination of the Lease Term without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant's obligation to pay all Direct Expenses and Utilities Costs and any other additional rent under this Lease), but at a Monthly Basic Rent equal to the greater of: (a) one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; or (b) one hundred fifty percent (150%) of the prevailing market rate excluding any rental or other concessions (as reasonably determined by Landlord) for the Premises in effect on the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month's Monthly Basic Rent calculated in accordance with this Section 9.3 for any portion of a month it holds over and remains in possession of the Premises pursuant to this
Section 9.3.

9.4 NO EFFECT ON LANDLORD'S RIGHTS. The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord's right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

10. TAXES ON TENANT'S PROPERTY. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against
(a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building's standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11.     CONDITION OF PREMISES; REPAIRS.

11.1 CONDITION OF PREMISES. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Site or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Site, the Premises, the Tenant Improvements therein, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to Exhibit "C" completed and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto, except for patent and latent defects not caused by Tenant for which Landlord is responsible to repair pursuant to the terms of this Lease.

11.2 LANDLORD'S REPAIR OBLIGATIONS. Subject to Section 18.1 and 18.2 of this Lease, Landlord shall, at its sole cost and expenses and not as part of the Operating Expenses, repair, maintain and replace, as necessary the Base, Shell and Core of the Building and other structural portions of the Building and the Common Areas (including structural walls, concrete sub-flooring, structural elements of the roof, foundations and underground utilities, except where the utility company has assumed such responsibility).

Subject to Sections 18.1 and 18.2 of this Lease, Landlord shall, as part of Operating Expenses, repair, maintain and repair, as necessary (a) the Building systems, including, without limitation, the basic heating, ventilating, air conditioning ("HVAC"), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises and Building standard restrooms (but not the Tenant Improvements or any above standard improvements installed in the Premises such as, for example, but not by way of limitation, custom lighting, special or supplementary HVAC or plumbing systems or distribution extensions, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are intended for the exclusive use of Tenant), and (b) the Common Areas. Notwithstanding the foregoing, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant's agents, employees, contractors, licensees or invitees and are not covered by the insurance maintained or required to be maintained hereunder by Landlord, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance, repairs and replacements. Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements, unless Landlord shall fail to make such maintenance, repairs or replacements and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need therefor. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

11.3 TENANT'S REPAIR OBLIGATIONS. Except for Landlord's obligations specifically set forth in Sections 11.1. 11.2, 16.1, 18.1 and 19.2 hereof, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the Premises and all parts thereof including, without limitation, all Tenant Improvements, Tenant Changes, utility meters, all special or supplemental HVAC systems, electrical systems, pipes and conduits, located within the Premises, all fixtures, furniture and equipment, Tenant's storefront (if any), Tenant's signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen and/or restroom facilities and appliances located within the Premises to the extent such facilities and appliances are intended for the exclusive use of Tenant, if any, custom lighting, and any alterations, additions and other property located within the Premises in first-class condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all interior glazing, doors and plate and other glass in the Premises (but not Building windows or doors) which is damaged or broken from any cause whatsoever except due to the gross negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

12.     ALTERATIONS.

12.1 TENANT CHANGES; CONDITIONS. After installation of the initial Tenant Improvements for the Premises pursuant to Exhibit "C", Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the Premises (collectively, "TENANT CHANGES") subject to and upon the following terms and conditions:

(a) Notwithstanding any provision in this Section 12 to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

(b) Before proceeding with any Tenant Change which is not otherwise prohibited in Section 12.1(a) above, Tenant must first obtain Landlord's written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld or delayed. However, Landlord's prior approval shall not be required for any Tenant Change (other than Tenant Changes for the Patio) which satisfies the following conditions (hereinafter a "PRE-APPROVED CHANGE"): (i) the costs of such Tenant Change does not exceed Five Thousand Dollars ($5,000.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during the Term of this Lease do not exceed Fifty Thousand Dollars ($50,000.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; and (iv) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1. In addition to obtaining Landlord's consent to Tenant Changes for the Patio pursuant to the first sentence of this Section 12.(b), Tenant must obtain Landlord's consent (which may not be unreasonably withheld or delayed) to the placement of any furniture or plants on the Patio if the same are visible from other locations of the Project.

(c) After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(b) above), Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed; (ii) before proceeding with any Tenant Change (including any Pre-Approved Change), provide Landlord with ten
        (10) days' prior written notice thereof; and (iii) pay to Landlord, within ten (10) days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Section 21 below. However, Landlord shall be required to include the Tenant Changes under such insurance only to the extent such insurance is actually obtained by Landlord and such Tenant Changes are insurable under such insurance; if such Tenant Changes are not or cannot be included in Landlord's insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Section 20.1(a) below. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense: (A) all necessary governmental permits and, approvals for the commencement and completion of such Tenant Change; and (B) if required by Landlord, a completion and lien indemnity bond, or other surety, satisfactory to Landlord for any such Tenant Change that is in excess of Fifty Thousand Dollars ($50,000.00). Landlord's approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s).

(d) Tenant shall pay to Landlord, as additional rent, the reasonable and actual costs of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the Tenant Changes, within ten
        (10) business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Tenant Change, the actual, reasonable costs incurred by Landlord for services rendered by Landlord's management personnel and engineers to coordinate and/or supervise any of the Tenant Changes to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(e) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all laws, rules, regulations of all governmental agencies and authorities including, without limitation, the provisions of the ADA; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(f) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Section 20 of this Lease.

12.2 REMOVAL OF TENANT CHANGES AND TENANT IMPROVEMENTS. All Tenant Changes and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant at any time prior to the date which is thirty (30) days before the expiration of the Lease Term (or immediately upon any sooner termination of this Lease) identify those items of the Tenant Improvements and Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. Notwithstanding the foregoing (i) Landlord may only require Tenant to remove those items of the initial Tenant Improvements by giving Tenant written notice of such requirement at the time of Landlord's approval thereof and (ii) Landlord may only require Tenant to remove Tenant Changes for which Tenant has requested Landlord's approval if, at the time of Tenant's request for approval, Tenant also requested Landlord to make such election at that time and Landlord actually gave Tenant written notice at the time of Landlord's approval that Landlord would require the removal of the Tenant Changes. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair if Landlord actually removes such items).

12.3 REMOVAL OF PERSONAL PROPERTY. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and moveable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall promptly repair any damage caused by such removal.

12.4 TENANT'S FAILURE TO REMOVE. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to Section 12,2 above, or if Tenant fails to comply with its obligations under Section 12.3, Landlord may, without liability to Tenant for loss thereof, at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

12.5 BACKUP GENERATOR AND SUPPLEMENTAL HVAC. Subject to Landlord's prior approval of all plans and specifications, which approval shall not be unreasonably withheld, and compliance with the provisions of Section 12 of this Lease, Landlord shall permit Tenant to install and maintain, at Tenant's sole cost and expense, a backup diesel-powered generator at the location shown on Exhibit "A" and/or a supplemental HVAC unit at a location designated by Landlord and reasonably acceptable to Tenant. Such backup generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) any period of electrical power outage in the Project. Tenant shall be entitled to operate the generator for testing and regular maintenance only at times reasonably approved by Landlord. Tenant shall submit the specifications for design, operation, installation and maintenance of the backup generator and supplemental HVAC unit for Landlord's consent, which consent shall not be unreasonably withheld or delayed and may be conditioned on Tenant complying with such reasonable requirements imposed by landlord, based on the advice of Landlord's structural and mechanical engineers, so that the Project's systems and equipment are not adversely affected. Any repairs and maintenance of such generator and supplemental HVAC unit shall be the sole responsibility of Tenant and Landlord makes no representation or warranty with respect to such generator. The backup generator will be considered to be Tenant's personal property (and not Tenant Changes or Tenant Improvements), will not constitute a Tenant Improvement Allowance Item and will constitute a portion of the Premises for purposes of Sections 17 and 20. The supplemental HVAC unit will be considered to be a Tenant Change, will constitute a Tenant Improvement Allowance Item and will constitute a portion of the Premises for purposes of Sections 17 and 20.

12.6 TENANT SECURITY SYSTEM. Subject to Landlord's prior approval of all plans and specifications, which approval shall not be unreasonably withheld, and in compliance with the provisions of Section 12 of this Lease, Landlord shall permit Tenant, at Tenant's sole cost and expense, to integrate Tenant's security system into the Building system and install card readers in the stairwells so that Tenant's employees can use the stairwells to transition between floors of the Premises. Tenant's obligations under Section 17.2 of this Lease shall also apply to Tenant's use and operation of such security system, and such security system shall be considered a Tenant Change.

13. LIENS. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Site, the Building or the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded to Landlord's reasonable satisfaction so that it no longer affects title to the Project, the Site, the Building or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations and upon not less than five (5) days' prior written notice to Tenant (except no notice will be required if doing so would subject the Project to foreclosure by the lien), cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

14.     ASSIGNMENT AND SUBLETTING.

14.1    RESTRICTION ON TRANSFER. Except as otherwise expressly provided in this
Section 14, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like shall sometimes be referred to as a "TRANSFER"). In no event may Tenant encumber this Lease. Any Transfer without Landlord's consent (except for a Permitted Transfer pursuant to Section 14.2 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord's other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord's election. In addition, this Lease shall not, nor shall any Interest of Tenant herein, be assignable by operation of law without the written consent of Landlord. For purposes of this Section 14, other than with respect to a Permitted Transfer under Section 14.2 and transfers of stock of Tenant if Tenant is a publicly-held corporation (or will be in the case of an initial public offering) and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of forty percent (40%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Section 14. The reincorporation of Tenant in another state in the United States will not constitute an assignment provided
(i) the newly incorporated entity assumes, as a matter of law, the obligations of Tenant hereunder; (ii) the newly incorporated entity has a net worth that is not less than the net worth of Tenant immediately prior to such reincorporation and (iii) Tenant gives Landlord written notice of such reincorporation and evidence that the conditions in clauses (i) and (ii) have been satisfied within ten (10) days following such reincorporation.

14.2 PERMITTED TRANSFERS. Notwithstanding the provisions of Sections 14.1 above to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a "PERMITTED TRANSFER"), without Landlord's consent and without extending any sublease option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that: (a) at least twenty (20) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublessee described in
Section 14.3 below; (b) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (c) the financial net worth of the assignee or sublessee equals or exceeds that of Tenant as of the date of execution of this Lease; (d) Tenant remains fully liable under this Lease; (e) the use of the Premises under Article 6 remains unchanged; and (f) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this
Section 14.

14.3 LANDLORD'S OPTIONS. If at any time or from time to time during the Term Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice ("TRANSFER NOTICE") setting forth the terms and provisions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a "TRANSFEREE"). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee (to the extent the Transferee has been in existence for such period) which have been certified by an authorized officer of such Transferee or by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer, Landlord shall have the option, exercisable by written notice delivered to Tenant within ten (10) business days after Landlord's receipt of the Transfer Notice, such financial statements and other information, either to:

(a) approve or disapprove such Transfer, which approval shall not be unreasonably withheld; or

(b) in the event the Transfer is a sublease of the entire Premises ("SPECIAL SUBLEASE"), terminate this Lease with respect to the entire Premises and recapture the Premises, which termination shall be effective thirty (30) days after Tenant's receipt of Landlord's notice; provided, however, Tenant may nullify such termination by giving Landlord written notice, within ten (10) business days following Tenant's receipt of Landlord's termination notice, that Tenant has rescinded the proposed Transfer.

14.4 ADDITIONAL CONDITIONS; EXCESS RENT. If Landlord approves of the proposed Transfer pursuant to Section 14.3(a) above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

(a) the Transfer shall be on the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another twenty (20) days after receipt thereof to make the election in Sections 14.3(a) or 14.3(b) above);

(b) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to such portion);

(c) no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

(d) if any rent or other economic consideration received by Tenant as a result of such Transfer exceeds, in the aggregate, (i) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any reasonable brokerage commissions, attorneys' fees, tenant improvements and moving costs actually paid by Tenant in connection with such Transfer, then fifty percent (50%) of such excess shall be paid to Landlord within ten (10) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder.

14.5 REASONABLE DISAPPROVAL. Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer (other than a Permitted Transfer) pursuant to Section 14.3(a) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (b) the net effective rent payable by the Transferee (adjusted on a rentable square foot basis) is less than the net effective rent then being quoted by Landlord for new leases in the Building for comparable size space for a comparable period of time (however, this factor may only be considered if Landlord has space at the Project that can satisfy such Transferee's space needs); (c) the proposed Transferee is an existing tenant of the Project (and Landlord has space at the Project that can satisfy such Transferee's space needs) or the proposed Transferee is negotiating with Landlord (or has negotiated with Landlord in the last two (2) months) for space in the Project;
(d) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (e) the use of the Premises by the Transferee (i) is not permitted by the use provisions in Section 6 hereof, or
(ii) violates any exclusive use granted by Landlord to another tenant in the Building; (f) the Transfer would likely result in significant increase in the use of the parking areas or Common Areas by the Transferee's employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (g) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; or (h) the Transferee is not in Landlord's reasonable opinion of reputable or good character or consistent with Landlord's desired tenant mix. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Section 14, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

14.6 NO RELEASE. No Transfer shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. However, the acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof except to the extent of the rent so accepted. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease; provided, however, if Landlord amends this Lease without the consent of Tenant and such amendment increases the obligations of the Tenant hereunder, then Tenant will not be liable for that portion of the obligations hereunder that were so increased.

14.7 ADMINISTRATIVE AND ATTORNEYS' FEES. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee, plus any reasonable attorneys' and paralegal fees and costs incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord's in-house attorneys or paralegals or otherwise) in an aggregate amount not to exceed One Thousand Dollars ($1,000.00) (in 1999 Dollars). Acceptance of the administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

14.8    MATERIAL INDUCEMENT. Tenant understands, acknowledges and agrees that
(a) Landlord's option to terminate this Lease and recapture the Premises from Tenant in the case of a Special Sublease as provided in Section 14.3(b) above rather than approve the proposed sublease, and (b) Landlord's right to receive fifty percent (50%) of any excess consideration paid by a Transferee in connection with an approved Transfer as provided in Section 14.4(d) above, are a material inducement for Landlord's agreement to lease the Premises to Tenant upon the terms and conditions herein set forth.

15. ENTRY BY LANDLORD. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of nonresponsibility, and/or to alter, improve or repair the Premises (in accordance with this Lease) or any other portion of the Building or Project, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 22.1, to the extent of Landlord's gross negligence or willful misconduct.

16.     UTILITIES AND SERVICES.

16.1 STANDARD UTILITIES AND SERVICES. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

(a) Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises, during the Business Hours of the Building, except for Building Holidays; provided, that notwithstanding the foregoing, Landlord may separately meter the Premises and charge Tenant based upon Tenant's consumption as provided under Section 16.2 below.

(b) Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord. Landlord shall repair and replace standard lighting. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-standard Building lighting fixtures within the Premises.

(c) Landlord shall provide city water from the regular Building outlets for drinking, locker room, lavatory and toilet purposes.

(d) Landlord shall provide janitorial services five (5) days per week, except the dates of observation of the Building Holidays, in and about the Premises.

(e) Landlord shall provide nonexclusive automatic elevator service at all times.

16.2 OVERSTANDARD TENANT USE; SEPARATE METER. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may adversely affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 16.1 of this Lease. At Landlord's election, Landlord may separately meter the Premises for utilities, including without limitation, HVAC, water, gas and electricity, and Tenant shall pay, at Landlord's election, either directly to the provider thereof or to Landlord, within ten (10) days after billing, the cost of Tenant's consumption. To the extent the Premises are not separately metered or if Landlord's cooperation is necessary in connection therewith, if Tenant desires to use HVAC during hours other than the Business Hours, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use, (ii) Landlord shall supply such after-hours HVAC to Tenant at such hourly cost (which shall be Landlord's actual cost of the use of such HVAC and administrative and overhead charges (not to exceed five percent (5%) of the actual cost of the service rendered or delivered), and the cost of maintenance and increased wear and tear on equipment used to provide such after hours HVAC to Tenant as Landlord shall from time to time reasonably establish in order to reimburse Landlord for such costs, and (iii) Tenant shall pay such cost within ten (10) days after billing.

16.3 ADDITIONAL SERVICES. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord, within ten (10) days after billing, the sum of all costs to Landlord of such additional services plus an administration fee in an amount not to exceed ten (10%) of such costs, Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed additional rent hereunder and shall be billed on a monthly basis.

16.4 INTERRUPTION OF USE. Landlord's failure to furnish any of the utilities and services described in Section 16.1 above when such failure is caused by all or any of the following shall not result in any liability of Landlord: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; or (e) any other cause beyond Landlord's reasonable control. In addition, in the event of the failure of any said utilities or services, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided below and in Sections 18.3 and 19.2 if such failure is a result of a damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Notwithstanding the foregoing, in the event (an "ABATEMENT EVENT") that Tenant cannot reasonably use, and does not use, the Premises or any portion thereof, as a result of (a) any failure by Landlord to supply any of the Building's sanitary, heating, air conditioning, water, elevator, life safety or other essential systems serving the Premises (collectively, the "ESSENTIAL SERVICES"), or (b) any failure by Landlord to make repairs or perform any maintenance under Section 11.2 of this Lease, then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for (a) with respect to an Abatement Event over which Landlord does not have reasonable control, forty-five (45) consecutive calendar days, and (b) with respect to an Abatement Event over which Landlord has reasonable control, five (5) consecutive business days, after Landlord's receipt of any such notice (the "ELIGIBILITY PERIOD"), then the Monthly Basic Rent and Tenant's Percentage of Direct Expenses and (to the extent not separately metered to the Premises) Utilities Costs shall be abated or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant cannot reasonably use, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Monthly Basic Rent and Tenant's Percentage of Direct Expenses and (to the extent not separately metered to the Premises) Utilities Costs shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Monthly Basic Rent and Tenant's Percentage of Direct Expenses and (to the extent not separately metered to the Premises) Utilities Costs allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Monthly Basic Rent and Tenant's Percentage of Direct Expenses and (to the extent not separately metered to the Premises) Utilities Costs shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. Landlord shall use commercially reasonable efforts to restore any Essential Services or make any repairs or perform any maintenance that is the subject of any Abatement Event. Notwithstanding anything to the contrary contained in this Lease, but subject to the provisions of Section 18 which shall apply in the event of damage or destruction, upon the occurrence of an Abatement Event and the continuation thereof in a manner that would prevent Tenant's operation of its business in the Premises for a period of time greater than ninety (90) days after the date Landlord receives notice of such Abatement Event, then Tenant may elect to terminate this Lease upon written notice to Landlord. Except as provided in this Section 16.3, nothing contained herein shall be interpreted to mean that Tenant is excused from paying rent due hereunder.

17.     INDEMNIFICATION AND EXCULPATION.

17.1 TENANT'S ASSUMPTION OF RISK AND WAIVER. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, nor for (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Unless caused by the intentionally tortious conduct of Landlord, Landlord shall not be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 17.1, all property of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "LANDLORD INDEMNIFIED PARTIES") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "INDEMNIFIED CLAIMS"), arising or resulting from (a) any occurrence at the Premises following the date Landlord delivers all or any portion of the Premises to Tenant, unless caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors, (b) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or, with respect to acts or omissions within the Premises only, Tenant's invitees (collectively, "TENANT PARTIES"); (c) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere in the Project; and/or (d) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

17.3 SURVIVAL; NO RELEASE OF INSURERS. Tenant's indemnification obligations under Section 17.2 shall survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification in Sections 17.1 and
17.2 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

18.     DAMAGE OR DESTRUCTION.

18.1 LANDLORD'S RIGHTS AND OBLIGATIONS. In the event the Premises or any part of the Building is damaged by fire or other casualty, and Landlord's contractor estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of commencement of repair, reconstruction or restoration, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Section 18.2 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises or any other part of the Building is damaged and Landlord's contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either:

(a) repair, reconstruct and restore the portion of the Building and Premises damaged by such casualty (including the Tenant Improvements and, to the extent of insurance proceeds received from Tenant, Tenant Changes), in which case this Lease shall continue in full force and effect; or

(b) terminate this Lease effective as of the date which is thirty (30) days after Tenant's receipt of Landlord's election to so terminate.

Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord's receipt of the estimate from Landlord's contractor.

18.2 TENANT'S COSTS AND INSURANCE PROCEEDS. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Tenant Changes in the Premises (excluding proceeds for Tenant's furniture, fixtures and equipment and other personal property), whether or not this Lease is terminated as permitted in this Section 18, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Changes which Tenant is required to insure pursuant to Sections 12.1(c) and/or 20.1(a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Changes, and upon any damage or destruction thereto and provided Landlord restores the Premises, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

18.3 ABATEMENT OF RENT. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent if the rental interruption insurance carried by Landlord is not payable by reason of such conduct. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

18.4 INABILITY TO COMPLETE. Notwithstanding anything to the contrary contained in this Section 18, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord's contractor for completion thereof pursuant to Section 18.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure events as defined in Section 32.15, and delays caused by Tenant or any Tenant Parties, but not including financial inability), then Landlord may elect to terminate this Lease upon thirty (30) days' prior written notice to Tenant.

18.5 DAMAGE NEAR END OF TERM. In addition to its termination rights in Sections 18.1 and 18.4 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve
(12) months of the Term of this Lease and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) sixty (60) days after the date of such casualty; however, if at the time of such election to terminate Tenant has the right to exercise an Extension Option, then Tenant may rescind Landlord's election to terminate by exercising the Extension Option within the earlier to occur of ten (10) days following Landlord's election to terminate or the last date that Tenant otherwise has to exercise the Extension Option.

18.6 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19.     EMINENT DOMAIN.

19.1 SUBSTANTIAL TAKING. Subject to the provisions of Section 19.4 below in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2 PARTIAL TAKING; ABATEMENT OF RENT. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking.

19.3 CONDEMNATION AWARD. Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking and for the value of Tenant's interest in any above Building standard Tenant Improvements or Tenant Changes that were paid for by Tenant (and not from the Tenant Improvement Allowance).

19.4 TEMPORARY TAKING. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

19.5 WAIVER OF TERMINATION RIGHT. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20.     TENANT'S INSURANCE.

20.1 TYPES OF INSURANCE. On or before the earlier of the Commencement Date, the date Tenant takes possession of the Premises, or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a) Special Form (formerly known as All Risk) insurance, including fire and extended coverage, sprinkler leakage, vandalism and malicious mischief coverage upon property of every description and kind owned by Tenant and located in the Premises or Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the initial Tenant Improvements previously existing or installed in the Premises), in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.

(b) Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 17 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non-owned auto liability, with an initial combined single limit of liability of not less than Three Million Dollars ($3,000,000.00). The limits of liability of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord.

(c) Worker's compensation and employers liability insurance, in statutory amounts and limits.

(d) Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant's parking areas or to the Building as a result of such perils.

(e) Any other form or forms of insurance as Tenant or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2 REQUIREMENTS. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, such other persons or entities of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear;
(d) shall not have a deductible amount exceeding Five Thousand Dollars ($5,000.00) which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (f) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below;
(g) require the insurer to notify Landlord (and any other additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; and (h) contain a cross liability or severability of interest endorsement. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 20.1 above, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenants compliance with the foregoing provisions of this Section 20). Tenant shall cause replacement policies or certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein and such failure continues for more than ten (10) days following written notice thereof to Tenant, then Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in
Section 23.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

20.3 EFFECT ON INSURANCE. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

21. LANDLORD'S INSURANCE. During the Term, Landlord shall insure the Project Common Areas, the Building, the Premises and the Tenant Improvements initially installed in the Premises pursuant to Exhibit

"C" (excluding, however, Tenant's furniture, equipment and other personal property and any Tenant Changes) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord's option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner (of similar financial strength as Landlord) of a similar building in the state in which the Building is located. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. In addition, at Landlord's option, and provided Landlord has a net worth of at least Seventy-Five Million Dollars ($75,000,000.00) with net current assets of at least Twenty-Five Million Dollars ($25,000,000.00), Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 21 (including self-insured amounts [determined based upon the prevailing market rates for similar coverage from insurance companies satisfying the requirements of Section 20.2] and deductibles) shall be included in Insurance Costs, except that any increase in the premium for the property insurance attributable to the replacement cost of the Tenant Improvements in excess of Building standard shall not be included as Insurance Costs, but shall be paid by Tenant concurrently with Tenant's monthly installment of its share of Insurance Costs.

22.     WAIVER OF CLAIMS; WAIVER OF SUBROGATION.

22.1 MUTUAL WAIVER OF PARTIES. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) any occurrence insured against under any insurance policy (other than the commercial general liability insurance) carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) any occurrence which would have been covered under any insurance (other than the commercial general liability insurance) required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2 WAIVER OF INSURERS. Each party shall cause each insurance policy (other than the commercial general liability insurance) required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain any such insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23.     TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

23.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a) the vacation or abandonment of the Premises by Tenant. "Abandonment" is herein defined to include, but is not limited to, any absence by Tenant from the Premises for thirty (30) days or longer while in default of any other provision of this Lease;

(b) the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, when such failure continues for five (5) business days after written notice thereof from Landlord that such payment was not received when due;

(c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; and

(d) (i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or of substantially all of a guarantors assets, where possession is not restored to Tenant or the guarantor within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease or of substantially all of a guarantor's assets where such seizure is not discharged within sixty (60) days.

Any notice sent by Landlord to Tenant pursuant to this Section 23.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161,

23.2 LANDLORD'S REMEDIES; TERMINATION. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from
Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 23.2(a) and 23.2(b) above, the "WORTH AT THE TIME OF AWARD" is computed by allowing interest at the Interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3 LANDLORD'S REMEDIES; RE-ENTRY RIGHTS. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4 LANDLORD'S REMEDIES; CONTINUATION OF LEASE. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 23.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

23.5 LANDLORD'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for five (5) business days with respect to monetary obligations (or thirty (30) days with respect to non-monetary obligations, or such shorter period of time as appropriate in the event of an emergency) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) business days after demand therefor as additional rent.

23.6 INTEREST. If any monthly installment of Rent or Project Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7 LATE CHARGES. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Monthly Basic Rent or Direct Expenses or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law; provided, however, the late charge shall not be payable with respect to the first late payment in any consecutive twelve (12) month period. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

23.8    [INTENTIONALLY OMITTED].

23.9 RIGHTS AND REMEDIES CUMULATIVE. All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease (including
Section 28 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

24. LANDLORD'S DEFAULT. Subject to the provisions of Section 16.3, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform (or such shorter period of time as may be reasonable in the event of an emergency); provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days (or such shorter period, as applicable) are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period (or such shorter period, as applicable) and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided at law or in equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease;
(b) Tenant shall have no right to terminate this Lease; (c) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies, including the limitation on Landlord's liability contained in Section 31 hereof and (d) in no event shall Landlord be liable for consequential damages.

25. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). Notwithstanding the foregoing, Landlord and any mortgagee and/or ground lessor of Landlord, as applicable, shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days after receipt of written demand by Landlord, any commercially reasonable additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust or Tenant's agreement to attorn. Should Tenant fail to sign and return any such documents within said ten (10) day period and such failure continues for more than five (5) business days following written notice thereof to Tenant, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in
Section 23.1 above.

26.     ESTOPPEL CERTIFICATE.

26.1 OBLIGATIONS. Within ten (10) business days following a party's written request, the other party shall execute and deliver to the requesting party an estoppel certificate, in a form substantially similar to the form of Exhibit "F" attached hereto (modified as appropriate in the event Landlord is the party giving the estoppel certificate), certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of such party's knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by the requesting party. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Site, as well as their assignees.

26.2 TENANT'S FAILURE TO DELIVER. If Tenant fails to deliver such estoppel certificate within such time, and such failure continues for more than five (5) business days following written notice thereof to Tenant, then such failure shall constitute a default hereunder without the applicability of the notice and cure periods specified in Section 23.1 above and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's or Tenant's performance (other than Tenant's failure to deliver the estoppel certificate); and (c) not more than one (1) month's rental has been paid in advance.

27.     [INTENTIONALLY OMITTED].

28.     MODIFICATION AND CURE RIGHTS OF LANDLORD'S MORTGAGEES AND LESSORS.

28.1 MODIFICATIONS. If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of the Building or Site, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant's rights hereunder.

28.2 CURE RIGHTS. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant's rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

29. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

30. TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Site. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), and upon the assumption by the transferee of Landlord's obligations under this Lease accruing after the date of such transfer or conveyance, the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31. LIMITATION ON LANDLORD'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord's members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord's members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Building

(including any proceeds from a sale of the Building, insurance and condemnation proceeds with respect to the Building and any rentals received from the Building), and no other assets of Landlord.

32.     MISCELLANEOUS.

32.1 GOVERNING LAW. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Building is located.

32.2 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

32.3 NO MERGER. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

32.4 PROFESSIONAL FEES. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees, court costs and costs of appeal), shall be paid by the other party.

32.5 WAIVER. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

32.6 TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

32.7 TIME. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "DAYS" shall mean calendar days unless specifically modified herein to be "business" days.

32.8 PRIOR AGREEMENTS; AMENDMENTS. This Lease (and the Exhibits and Riders attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9 SEPARABILITY. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Monthly Basic Rent and Direct Expenses and Utilities Costs) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.10 RECORDING. Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the Site, Building and Premises, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once the Lease terminates or expires (but not prior thereto). If such short form memorandum is recorded in accordance with the foregoing, the party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

32.11 EXHIBITS AND RIDERS. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

32.12 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.13 FINANCIAL STATEMENTS. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than one (1) time in any calendar year, except in the event of a sale or refinancing of the Building), Tenant shall deliver to Landlord (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).

32.14 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease. The provisions of this Lease relating to Percentage Rent payable hereunder, if any, are included solely for the purpose of providing a method whereby rent is to be measured and ascertained.

32.15 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "FORCE MAJEURE DELAYS"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.15 shall not apply to nor operate to excuse Tenant from the payment of Monthly Basic Rent, Project Operating Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease.

32.16 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.17 NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent (excepting Tenant's agent), either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

32.18 NON-DISCRIMINATION. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

32.19 WAIVER OF JURY TRIAL. Each party hereby waives any right to a trial by jury in any action seeking specific performance of any provision of this Lease, for damages for any breach under this Lease, or otherwise for enforcement of any right or remedy hereunder.

33.     LEASE EXECUTION.

33.1 TENANT'S AUTHORITY. If Tenant executes this Lease as a limited liability company, partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and validly existing limited liability company, partnership or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with the Tenant's operating agreement (if Tenant is a limited liability company), Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and Tenant's by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant's execution and delivery of this Lease to Landlord and/or at any time during the Lease Term within ten (10) days of Landlord's request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization.

33.2 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

33.3 NO OPTION. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

34. RIGHT OF FIRST REFUSAL. Landlord hereby grants to the Original Tenant (and any Transferee under a Permitted Transfer), during the initial Term, a right of first refusal with respect to all space located on the third (3rd) floor of the Building (the "FIRST REFUSAL SPACE"). Notwithstanding the foregoing
(i) for First Refusal Space which is subject to a lease as of the date of this Lease, such first refusal right of Tenant shall commence only following the expiration or earlier termination of such existing lease (such existing leases may be collectively referred to herein as the "SUPERIOR LEASES"), including any renewal of such Superior Leases, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, and (ii) such first refusal right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenant(s) of the Superior Leases or any other leases existing as of the date of this Lease (the rights described in items (i) and (ii) above to be known collectively, for purposes of this Section 34 only, as "SUPERIOR RIGHTS"). Tenant's right of first refusal shall be on the terms and conditions set forth in this Section 34.

(a) Procedure. Landlord shall notify Tenant (the "FIRST REFUSAL NOTICE") from time to time when Landlord receives a proposal that Landlord desires to accept for all or any portion of the First Refusal Space, where no holder of a Superior Right desires to lease such space. The First Refusal Notice shall describe the space which is the subject of the proposal, shall set forth the terms and conditions (including the proposed lease term) set forth in the proposal (collectively, the "TERMS") and shall include a copy of the proposal. Notwithstanding the foregoing, Landlord's obligation to deliver the First Refusal Notice shall not apply during the last nine (9) months of the initial Term unless Tenant has exercised the first Extension Option.

(b) Procedure for Acceptance. If Tenant wishes to exercise Tenant's rights of first refusal with respect to the space described in the First Refusal Notice, then within three (3) business days after delivery of the First Refusal Notice to Tenant (the "ELECTION DATE"), Tenant shall deliver written notice to Landlord ("TENANT'S ELECTION NOTICE") pursuant to which Tenant shall elect either to (i) lease the entire First Refusal Space described in the First Refusal Notice upon the Terms set forth in the First Refusal Notice; (ii) refuse to lease such First Refusal Space identified in the First Refusal Notice, specifying that such refusal is not based upon the Terms set forth by Landlord in the First Refusal Notice, but upon Tenant's lack of need for such First Refusal Space, in which event Landlord may lease such First Refusal Space to any person or entity on any terms Landlord desires and Tenant's right of first refusal with respect to the First Refusal Space specified in Landlord's First Refusal Notice shall thereupon terminate and be of no further force or effect; or (iii) refuse to lease the First Refusal Space, specifying that such refusal is based upon the Terms set forth in the First Refusal Notice, in which event Tenant shall also specify in Tenant's Election Notice revised Terms upon which Tenant would be willing to lease such First Refusal Space from Landlord ("TENANT'S PROPOSED TERMS"). If Tenant does not so respond in writing to Landlord's First Refusal Notice by the Election Date, Tenant shall be deemed to have elected the option described in clause (ii) above. If Tenant timely delivers to Landlord Tenant's Election Notice pursuant to clause (iii) above, Landlord may elect either to: (a) lease such First Refusal Space to Tenant upon Tenant's Proposed Terms; or (b) lease the First Refusal Space to any person or entity upon any terms Landlord desires and Tenant's right of first refusal with respect to the First Refusal Space specified in Landlord's First Refusal Notice shall thereupon terminate and be of no further force or effect; provided, however if Landlord intends to lease the First Refusal Space upon terms equal to or more favorable to such third party than Tenant's Proposed Terms, then Tenant's Right of First Refusal will not terminate and the provisions of this Section 34 shall apply again to such proposed leasing.

(c) Lease of First Refusal Space. If Tenant timely exercises Tenants right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall execute at Landlord's sole election, (i) an amendment to this Lease incorporating into this Lease the Terms applicable to such First Refusal Space, or (ii) a new lease incorporating the terms applicable to such First Refusal Space.

(d)     Termination of Right of First Refusal. The rights set forth in this
        Section 34, and Landlord's obligations with respect thereto, shall be personal to the Original Tenant and any Transferee under a Permitted Transfer. The right of first refusal granted herein shall terminate as to a particular First Refusal Space upon the failure by Tenant to exercise its right of first refusal with respect to such First Refusal Space as offered by Landlord but shall remain in effect for any subsequent availability of all or any portion of the remaining First Refusal Space. Tenant shall not have the right to lease the First Refusal Space if, as of the date of the attempted exercise of any right of first refusal by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease after any applicable notice and cure periods.

35. TEMPORARY SPACE. Landlord agrees to permit Tenant to occupy 13,432 rentable square feet of vacant space known as Suite 100 located on the ground floor of the Building located at 10180 Telesis Court within the Project (the "TEMPORARY SPACE") during the period between the full execution and delivery of this Lease and five (5) business days following the Commencement Date hereunder (the "TEMPORARY SPACE TERM"). Tenant will accept the Temporary Space in its "then as-is" condition, and Landlord will have no obligation to improve the Temporary Space. Tenant shall have no obligation to pay any rental for the Temporary Space, but Tenant shall be obligated to pay for all utilities that may be provided to the Temporary Space (the allocation of the cost for such utilities will be made in the same manner as the allocation of utilities for the Premises). Except as provided above, Tenant's occupancy of the Temporary Space shall be subject to all of the terms and conditions of this Lease that could logically be construed as applying thereto as if the Temporary Space were the Premises, including, without limitation, Sections 17, 20 and 22. Landlord will have the right to show the Temporary Space to potential Tenants at any time during the Temporary Space Term. If Tenant fails to surrender possession of the Temporary Space with five (5) business days following the Commencement Date, then the provisions of Section 9 of this Lease shall apply to such failure and holdover, except that Monthly Basic Rent for the Temporary Space shall be at the rate of One and 80/100 Dollars ($1.80) per rentable square foot of the Temporary Space per month.

36.     OPTION TERM.

(a) OPTION RIGHT. Landlord hereby grants to Tenant two (2) options (each an "EXTENSION OPTION") to extend the Term for a period of five (5) years each (each, an "OPTION TERM"), each of which shall be exercised only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease beyond any applicable notice and cure periods. Upon the proper exercise of an option to extend, and provided that (at Landlord's option), as of the end of the initial Term or first Option Term, as applicable, Tenant is not in default under this Lease beyond any applicable notice and cure periods, the Term as it applies to the Premises, shall be extended for the applicable Option Term and all references to the Term shall include the exercised Option Term. The rights contained in this Section 36 shall be personal to the Original Tenant and/or any Transferee under a Permitted Transfer and may only be exercised by the Original Tenant and/or such Transferee if, at the time of the attempted exercise of the Option, the Original Tenant or such Transferee is in physical occupancy and possession of the entire Premises.

(b) OPTION RENT. The Monthly Basic Rent payable by Tenant during an Option Term shall be the "Fair Market Rental Rate" for the Premises. The term "FAIR MARKET RENTAL RATE" for the Premises during an Option Term shall mean the amount per rentable square foot that a comparable, willing, non-equity, non-sublease tenant would pay and a comparable, willing landlord would accept on a non-sublease, non-renewal basis, at arm's length, for unencumbered space comparable to the Premises located in the Project and in other comparable Class "A" office buildings in the Sorrento Mesa area.

(c) EXERCISE OF OPTION. An Extension Option shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord not less than nine (9) months prior to the expiration of the initial Term or first Option Term, as applicable exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than eight (8) months prior to the expiration of the initial Term or first Option Term, as applicable, setting forth Landlord's determination of the Fair Market Rental Rate; and (iii) if Tenant objects to Landlord's determination of the Fair Market Rental Rate contained in the Option Rent Notice, Tenant shall deliver written notice of such objection within twenty (20) days after delivery of the Option Rent Notice and the parties shall follow the procedure, and the Fair Market Rental Rate shall be determined, as set forth in Section 36(d) below.

(d) DETERMINATION OF FAIR MARKET RENTAL RATE. In the event Tenant timely and appropriately objects in writing to the Fair Market Rental Rate initially determined by Landlord with respect to the Option Term, Landlord and Tenant shall attempt to agree upon the Fair Market Rental Rate, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's delivery to Landlord of Tenants objection to the Fair Market Rental Rate (the "OUTSIDE AGREEMENT DATE"), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions set forth below. Failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such ten
        (10) business day period shall conclusively be deemed to be the non-determining party's approval of the Fair Market Rental Rate submitted within such ten (10) business day period by the other party.

        (i) Landlord and Tenant shall each appoint one arbitrator who shall be by profession an independent real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of Class "A" office buildings in the Sorrento Mesa area ("COMPARABLE BUILDINGS"). The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements of Section 36(b) of this Lease. Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date.

        (ii) The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

        (iii) The three (3) arbitrators shall within thirty (30) days after the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate and shall notify Landlord and Tenant thereof.

        (iv) The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

        (v) If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

        (vi) If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in clause (ii) above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the San Diego County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant hereof.

        (vii) The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses and attorneys.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:                                     LANDLORD:


WebSideStory, Inc.,                         LNR Seaview, Inc.
a California corporation                    a California

By: /s/ MICHAEL CHRISTIAN                   By: /s/ DAVID O. TEAM
   ------------------------------              -----------------------------
   Print Name: MICHAEL CHRISTIAN               Print Name: DAVID O. TEAM
   Print Title: CHIEF OPERATING OFFICER        Print Title: VICE PRESIDENT

*By: /s/ MICHAEL D. REYNOLDS               By: /s/ CURTIS J. STEPHENSON
    -----------------------------              -----------------------------
    Print Name: MICHAEL D. REYNOLDS            Print Name: CURTIS J. STEPHENSON
    Print Title: CHIEF FINANCIAL OFFICER       Print Title:

NOTE:

IF TENANT IS A CALIFORNIA CORPORATION, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

                                  EXHIBIT "A"


                                   SITE PLAN


                            SEAVIEW CORPORATE CENTER

                                   Site Plan


                                  [SITE PLAN]


                                  EXHIBIT "A"

                                   EXHIBIT "B"
                                   FLOOR PLAN
                                 [SEE ATTACHED]



















                                   EXHIBIT "B"

                                  [FLOOR PLAN]



            SUMMARY
           ------------------------
            WORKSTATIONS        46
            OFFICES             16
           ------------------------
            TOTAL               62

  SEAVIEW
  SIXTH FLOOR PLAN

                                  [FLOOR PLAN]




                  SUMMARY
                 ------------------------
                  WORKSTATIONS        91
                  OFFICES             19
                 ------------------------
                  TOTAL TOTAL         110

                  SEAVIEW

                  FIFTH FLOOR PLAN
                  8/13/99

                                  [FLOOR PLAN]



                               FOURTH FLOOR PLATE

                                   EXHIBIT "C"

                              WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT ("Work Letter Agreement") shall set forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Work Letter Agreement to "the Lease" shall mean the relevant portions of the Lease to which this Work Letter Agreement is attached as Exhibit "C".

                                    SECTION I

                      GENERAL CONSTRUCTION OF THE PREMISES

Landlord will construct, at its sole cost and expense, the base, shell, and core
(i) of the Premises and (ii) of the floors of the Building on which the Premises are located (collectively, the "BASE, SHELL, AND CORE") in compliance with all applicable laws. In addition, Landlord will construct, at its sole cost and expense, those items described on Schedule I attached hereto in compliance with all applicable laws, which items shall be considered as part of the Base, Shell and Core. Tenant shall, at its sole cost and expense (but subject to reimbursement pursuant to Section 2 below), install in the Premises certain "Tenant Improvements" (as defined below) pursuant to the provisions of this Work Letter Agreement. Except for the work described in this Work Letter Agreement to be performed by Landlord, Landlord shall not be obligated to make any other alterations or improvements to the Premises or the Building.

                                    SECTION 2

                               TENANT IMPROVEMENTS

2.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of up to, but not exceeding, Thirty-Five and No/100 Dollars ($35.00) per usable square foot of the Premises, for the costs relating to the initial design and construction, using Building standard finishes, quantities and materials (unless otherwise reasonably approved by Landlord), of Tenant's improvements which are permanently affixed to the Premises (the "TENANT IMPROVEMENTS"), excluding (i) phone and data cabling, (ii) the back-up generator and (iii) the uninterrupted power supply system. For purposes of calculating the Tenant Improvement Allowance, the usable square footage of the Premises shall be 36,694, which excludes the restrooms, electrical rooms, tele/com equipment rooms (but not Tenant's network operating center) and the curtain walls in the Premises. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter Agreement in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against rent or otherwise for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below).

2.2 TENANT IMPROVEMENT ALLOWANCE ITEMS. Except as otherwise set forth in this Work Letter Agreement, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to the disbursement process described in Sections 2.3, 2.4 and 2.5 below), only for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"):

        2.2.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Work Letter Agreement, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Work Letter Agreement;

        2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

        2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, contractors fees and general conditions, testing and inspection costs, trash removal and hoists;

        2.2.4 The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

        2.2.5 The cost of any changes to the Construction Drawings and/or Tenant Improvements required by applicable laws and building codes (collectively, "CODE");

        2.2.6   Sales and use taxes and Title 24 fees; and



                                   EXHIBIT "C"

        2.2.7 All other actual, reasonable out-of-pocket costs expended by Tenant in connection with the construction of the Tenant Improvements, including any payment and performance bonds required by Landlord and the fees for Tenant's construction manager (such fees not to exceed 50 cents per usable square foot of the Premises).

If any portion of the Tenant Improvement Allowance remains after payment in full for the above-referenced Tenant Improvement Allowance Items, Landlord shall retain such portion of the Tenant Improvement Allowance and Tenant shall have no claim or interest therein.

2.3 PERIODIC DISBURSEMENTS OF TENANT IMPROVEMENT ALLOWANCE. Provided Tenant is not in default under the Lease (and no circumstance exists that would, with notice or lapse of time, or both, constitute a default under the Lease), Landlord shall make periodic disbursements (but no more often than monthly) of the Tenant Improvement Allowance for Tenant Improvement Allowance Items. Landlord may, at its election, make disbursement checks payable jointly to Tenant and the Contractor. As to each disbursement, the appropriate portion of the Tenant Improvement Allowance (as calculated pursuant to Section 2.5 below) shall be disbursed to Tenant only when Landlord has received the following ("EVIDENCE OF COMPLETION"):

        2.3.1 Tenant has delivered to Landlord a draw request ("DRAW REQUEST") in the form of AIA Document G702 and G703 (or other form acceptable to Landlord) specifying that the requisite portion of Tenant Improvements has been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request. The Draw Request shall constitute a representation by Tenant that the Tenant Improvements identified therein have been completed in a good and workmanlike manner and in accordance with the Approved Working Drawings;

        2.3.2 The Architect has certified to Landlord that Tenant Improvements have been completed to the level indicated in the Draw Request in accordance with the Approved Working Drawings;

        2.3.3 Tenant has delivered to Landlord conditional lien releases from the Contractor and all relevant subcontractors and materialmen with respect to work covered by the current Draw Request and unconditional lien releases from the Contractor and all relevant subcontractors and materialmen with respect to work covered by prior Draw Requests;

        2.3.4 Landlord or Landlord's architect or construction representative has inspected the Tenant Improvements and determined, in its reasonable judgment and with all diligence, that the portion of the Tenant Improvements covered by the Draw Request has been completed in a good and workmanlike manner, and Landlord is satisfied, in its reasonable judgment, that the cost to complete the Tenant Improvements does not exceed the remaining Tenant Improvement Allowance and other sums available to Tenant for the payment of such costs.

2.4 DISBURSEMENT OF THE RETENTION. The Retention (as defined in Section 2.5 below) shall be disbursed only when Landlord has received Evidence of Completion as to all of the Tenant Improvements as provided in Section 2.3 above and the following conditions have been satisfied:

        (i) Thirty (30) calendar days shall have elapsed following the filing of a valid notice of completion by Tenant for the Tenant Improvements;

        (ii) A final or temporary certificate of occupancy for the Premises (if a temporary certificate, the conditions set forth therein shall be satisfactory to Landlord in its reasonable judgment) has been issued by the appropriate governmental body;

        (iii) Tenant shall have delivered to Landlord one set of reproducible "As Built" plans for the Tenant Improvements as prepared by the Architect;

        (iv) A complete list of the names, addresses, telephone numbers and contract amount for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for the Tenant Improvements;

        (v) No claim of lien shall be of record respecting the Tenant Improvements (however, if there is such a lien, this condition will be deemed satisfied if Tenant (i) bonds over such lien to Landlord's reasonable satisfaction or (ii) permits Landlord to retain an amount reasonably determined by Landlord to satisfy such lien until the same is released of record or otherwise bonded over to Landlord's reasonable satisfaction);

        (vi) Tenant shall have delivered to Landlord conditional or unconditional lien releases, as applicable, in accordance with California Civil Code Section 3262 as to all of the Tenant Improvements;

        (vii) Copies of all building permits, indicating inspection and approval of the Premises by the issuer of said permits; and

        (viii) Tenant is not in default under the Lease and no circumstance exists that would, with notice or lapse of time, or both, constitute a default under the Lease.

Landlord, at any time after completion of the Tenant Improvements and upon at least five (5) business days prior written notice to Tenant, may cause an audit to be made of Tenant's books and records relating to Tenant's expenditures in connection with the construction of the Tenant Improvements. Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures during the term. Tenant shall make available to Landlord's auditor within three (3) business days following Landlord's notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements. In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely reported to Landlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

2.5 LANDLORD'S PERCENTAGE. Provided the conditions described in Section 2.3 above are satisfied, Landlord will disburse, with respect to each Draw Request (other than for the Retention), an amount equal to (a) the product of the Final Costs (as defined in Section 4.2 below) included in the Draw Request multiplied by Landlord's Rate, minus (b) 10% of the foregoing product (the "RETENTION"). "LANDLORD'S RATE" means the quotient of the Tenant Improvement Allowance divided by the Final Costs. All Final Costs and other costs and expenses incurred in connection with the design or construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant.

2.6 STANDARD TENANT IMPROVEMENT PACKAGE. Landlord has established specifications (the "SPECIFICATIONS") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "STANDARD IMPROVEMENT PACKAGE"), which Specifications entitled Seaview Corporate Center Phase 11 Building Standard Materials and Finishes have been received by Tenant. With respect to all other Tenant Improvement components, Tenant shall utilize materials and finishes which are not of lesser quality than the Specifications, unless otherwise approved by Landlord. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant has retained Austin, Veum, Robbins, Parshalle (the "ARCHITECT") to prepare the Construction Drawings. Tenant shall retain (i) an engineering consultant designated by Landlord (the "ENGINEER") to prepare all plans and engineering working drawings relating to structural work and (ii) subcontractors designated by Landlord for the mechanical, plumbing and electrical trades (the "MPE SUBCONTRACTORS") to prepare, on a design-build basis, all plans and engineering working drawings relating to the mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. If the bid for an MPE Subcontractor is materially higher than another bid for the same trade from a subcontractor that is reasonably acceptable to Landlord, Tenant may utilize that subcontractor as an MPE Subcontractor. The plans and drawings to be prepared by Architect, the MPE Subcontractors and the Engineer hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2 FINAL SPACE PLAN. Tenant and Architect have prepared the final space plan for Tenant Improvements in the Premises (the "FINAL SPACE PLAN"), which Final Space Plan includes a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and has delivered the Final Space Plan to Landlord for Landlord's approval. Landlord shall diligently review the Final Space Plan and shall either approve or disapprove the Final Space Plan within two (2) business days following the date hereof, and if Landlord disapproves of any portion of the Final Space Plan, the parties shall meet, within two (2) business days after Landlord's disapproval, to agree upon revisions to be made to the Final Space Plan to meet the reasonable satisfaction of Landlord and Tenant. The Architect shall then, within two (2) business days after such meeting, revise the Final Space Plan to the form agreed upon in such meeting. Landlord shall then approve or reasonably disapprove the revised Final Space Plan, and in the case of disapproval, the foregoing process shall be repeated until the Final Space Plan is approved by Landlord.

3.3 FINAL WORKING DRAWINGS. Within twenty (20) business days following Landlord's approval of the Final Space Plan, Tenant, Architect, the MPE Subcontractors and the Engineer shall complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the " FINAL WORKING DRAWINGS"), and shall submit the same to Landlord for Landlord's approval. Landlord shall diligently review the Final Working Drawings and shall either approve or disapprove the Final Working Drawings within three (3) business days following receipt thereof, and if Landlord disapproves of any portion of the Final Working Drawings, the parties shall meet, within two (2) business days after Landlord's disapproval, to agree upon revisions to be made to the Final Working Drawings to meet the reasonable satisfaction of Landlord and Tenant. The Architect shall then, within two (2) business days after such meeting, revise the Final Working Drawings to the form agreed upon in such meeting. Landlord shall then approve or reasonably disapprove the revised Final Working Drawings, and in the case of disapproval, the foregoing process shall be repeated until the Final Working Drawings are approved by Landlord.

3.4 APPROVED WORKING DRAWINGS. Within three (3) business days following Landlord's approval of the Final Working Drawings (the "APPROVED WORKING DRAWINGS"), Tenant shall submit the Approved Working Drawings to the applicable local governmental agency for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1 of this Work Letter Agreement, to commence and fully complete the construction of the Tenant Improvements (collectively, the "PERMITS"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at Landlord's option, to take part in all phases of the permitting process, and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding the foregoing, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord.

3.5 TIME DEADLINES. Tenant shall cooperate with Architect, the MPE Subcontractors, the Engineer, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the Permits in accordance with the dates set forth in this Work Letter. Tenant shall meet with Landlord on a weekly basis (or more frequently, if necessary) to discuss Tenant's progress in connection with the same.

                                    SECTION 4

                       CONSTRUCTION OF TENANT IMPROVEMENTS

4.1     TENANT'S SELECTION OF CONTRACTOR AND TENANT'S AGENTS.

        4.1.1 THE CONTRACTOR. Bilbro Construction Company shall be retained by Tenant to construct the Tenant Improvements.

        4.1.2 TENANT'S AGENTS. All subcontractors, laborers, materialmen, and suppliers used by Tenant, including the MPE Subcontractors (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "TENANT'S AGENTS"), and all bids from Tenant's Agents, must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. In addition to the MPE Subcontractors, Tenant shall utilize subcontractors designated by Landlord for the following trades: structural systems and roofing; provided, however, with respect to any such trade, if the bid by Landlord's designated subcontractor is materially higher than another bid received from a subcontractor that is reasonably acceptable to Landlord, Tenant may utilize such other subcontractor.

4.2 CONSTRUCTION CONTRACT; COST BUDGET. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "CONTRACT"), Tenant shall submit the Contract and the Final Costs (as defined below) to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. The Contract shall provide for a guaranteed maximum price and shall permit the assignment of the Contract to Landlord, at Landlord's option, if the Lease terminates as a result of Tenant's default. As soon as reasonably practicable, Tenant shall provide to Landlord for Landlord's approval, a detailed breakdown, by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2, in connection with the design and construction of the Tenant Improvements, which costs form a basis for the amount of the Contract (the "FINAL COSTS"). Tenant shall cause Contractor to obtain a payment and performance bond from a surety reasonably acceptable to Landlord in the amount of the Final Costs.

4.3 LANDLORD SUPERVISION. Landlord shall not charge Tenant, or deduct from the Tenant Improvement Allowance, any supervision Fee.

4.4 CONTRACTOR'S WARRANTIES AND GUARANTIES. Tenant shall require Contractor to provide standard customary warranties and guaranties relating to the Tenant Improvements. Tenant will assign to Landlord all warranties and guaranties by Contractor relating to the Tenant Improvements (i) to the extent necessary to perform Landlord's obligations under the Lease and (ii) upon the termination of this Lease. Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

4.5 TENANT'S COVENANTS. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect, the Engineer (but only to the extent such actions relate to the Tenant Improvements) and Tenant's Agents on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Tenant upon recordation.

4.6 LANDLORD'S GENERAL CONDITIONS FOR TENANT'S AGENTS AND TENANT IMPROVEMENT WORK. Tenant and Tenant's Agents' construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant's Agents shall not, in any way, interfere with, obstruct, or delay, Landlord's Work or any other work in the Building; and (iii) Tenant shall abide by all reasonable rules made by Landlord's Building contractor or Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Subject to such reasonable rules and regulations, Tenant shall have the same rights of access to the Building as applies to all other tenants or contractors to the extent necessary to perform Tenant's obligations under this Work Letter Agreement.

4.7     INSURANCE REQUIREMENTS.

        4.7.1 GENERAL COVERAGES. All of Tenants Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease, except that the public liability insurance limits shall be at least One Million Dollars ($1,000,000.00).

        4.7.2 SPECIAL COVERAGES. Tenant shall carry "Builder's All Risk" insurance in an amount and in a form approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require. Such insurance shall be in form and with companies as are required to be carried by Tenant as set forth in the Lease.

        4.7.3 GENERAL TERMS. Certificates for all insurance carried pursuant to this Section 4.7 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any risk that is of a type covered by the "Builder's All Risk" insurance required to be maintained by Tenant during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. All policies carried under this Section 4.6 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents, and shall name as additional insureds all mortgagees and ground lessors of the Building and such other persons or entities designated by Landlord. All insurance maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

4.8 GOVERNMENTAL COMPLIANCE. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.9 INSPECTION BY LANDLORD. Landlord shall have the right to inspect the Tenant Improvements at all times, provided, however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided, however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

4.10 MEETINGS. Tenant shall hold weekly (or more frequently, if necessary) meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

4.11 COPY OF "AS BUILT" PLANS. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.12 COORDINATION BY TENANT'S AGENTS WITH LANDLORD. Upon Tenant's delivery of the Contract to Landlord under Section 4.2. of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

                                    SECTION 5

                 SUBSTANTIAL COMPLETION/LEASE COMMENCEMENT DATE

5.1 SUBSTANTIAL COMPLETION. For purposes of this Lease, "SUBSTANTIAL COMPLETION" of the Tenant Improvements shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punchlist items, and the issuance of a certificate of occupancy (temporary or permanent) or other similar evidence of acceptance from the appropriate local governmental authority permitting occupancy of the Premises.

5.2 COMMENCEMENT DATE DELAYS. The Commencement Date shall occur as provided in Section 1.7 of the Summary. However, if Substantial Completion is delayed beyond the Target Date due to a Permit Delay, a Landlord Caused Delay or an Unavoidable Delay, as those terms are defined below, then the Target Date, for purposes of establishing the Commencement Date, shall be extended by the number of days equal to the number of days of the Permit Delay, the Landlord Caused Delay and/or the Unavoidable Delay. The term "PERMIT DELAY" shall mean an actual delay in Substantial Completion beyond the Target Date resulting from the issuance of the Permits after the date that is twenty (20) business days following Tenant's submission to the appropriate governmental authorities of a complete application for the Permits (however, delays caused by incomplete or inaccurate submissions by Tenant, Tenant's failure to respond to inquiries or requested changes by the governmental authorities with due diligence or changes to submissions by Tenant shall not constitute a Permit Delay). The term, "LANDLORD CAUSED DELAY" shall mean an actual delay in Substantial Completion beyond the Target Date to the extent resulting from (i) the material interference by Landlord, its agents or contractors with Substantial Completion,
(ii) Landlord's failure to abide by the time periods required of Landlord for approvals hereunder, (iii) Landlord's failure to substantially complete and deliver Landlord's Work prior to the Target Date or (iv) the failure of an MPE Contractor designated by Landlord or any other subcontractor designated by Landlord to perform its work in a timely manner (a "timely manner" shall mean the time that the work could have been reasonably performed by another similarly qualified contractor who would have otherwise been available to Tenant were it not for Landlord's designation of the subcontractor in question). The term "UNAVOIDABLE DELAY" shall mean an actual delay in Substantial Completion beyond the Target Date resulting from a Force Majeure Delay, but excluding delays resulting from the inability to procure materials and delays caused by the acts or omissions of Tenant's Agents, the Architect or the Engineer (but only to the extent the acts or omissions of the Engineer relate to the Tenant Improvements). If Tenant contends that a Permit Delay, a Landlord Caused Delay or an Unavoidable Delay has occurred, Tenant shall notify Landlord in writing (the "DELAY NOTICE") of the event which constitutes such delay and the delay shall be deemed to have occurred commencing as of the date of the commencement of such delay provided Tenant gives Landlord written notice of such delay within two (2) business days after the date Tenant first has knowledge of such delay, otherwise such delay will be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice. In the event of a dispute as to any such Landlord Caused Delay, Permit Delay or Unavoidable Delay, a mutually acceptable architect shall determine the existence and extent of the delay.

Notwithstanding the foregoing, if Tenant fails to submit to the appropriate governmental authorities a complete application for the Permits by September 14, 1999 (as such date is subject to extension on a day for day basis for each day of delay in Tenant's submission due to Landlord's failure to comply with the time periods required of Landlord for approvals hereunder), then the number of days for the extension of the Target Date due to Permit Delays as provided above will be reduced by one (1) day for each day that Tenant delays in making such submission beyond September 14, 1999 (as such date may be extended as provided above).

5.3 DELIVERY OF POSSESSION. Landlord agrees to deliver possession of the Premises to Tenant within one (1) business day following the full execution and delivery of the Lease and Tenant's delivery to

Landlord of the Security Deposit, the Letter of Credit, the first full month's Monthly Basic Rent and evidence that Tenant has obtained the insurance required under the Lease.

                                    SECTION 6

                                  MISCELLANEOUS

6.1 TENANT'S REPRESENTATIVE. Tenant has designated Michael Reynolds and Kirt Gilliland as its representatives with respect to the matters set forth in this Work Letter Agreement, either of whom shall, until further notice from tenant to Landlord, have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

6.2 LANDLORD'S REPRESENTATIVE. Landlord has designated Bob Wade and Steve Muller as its representatives with respect to the matters set forth in this Work Letter Agreement, either of whom, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

6.3 TIME OF THE ESSENCE IN THIS WORK LETTER AGREEMENT. Unless otherwise indicated, all references herein to a "NUMBER OF DAYS" shall mean and refer to business days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.4 TENANT'S LEASE DEFAULT. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in Section
23.1 of the Lease or any default by Tenant under this Work Letter Agreement has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises, and (ii) all other obligations of Landlord under the terms of this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

6.5 SERVICES. In no event will Tenant be charged for utilities prior to the Commencement Date. Landlord shall, at no cost to Tenant but consistent with the obligations to other tenants of the Building, make an elevator available for Tenant in connection with Tenant's construction activities, initial decorating, furnishing and moving into the Premises.

6.6 FORCE MAJEURE DELAYS. For purposes of this Work Letter Agreement, "FORCE MAJEURE DELAYS" means any actual delay in the construction of the Tenant Improvements, which is beyond the reasonable control of Landlord or Tenant, as the case may be, as described in Section 32.15 of the Lease.

                                  SCHEDULE "1"

                 DESCRIPTION OF BASE, SHELL AND CORE COMPONENTS

1. Smooth and level floor (1/4" to 10') ready for carpet or other floor coverings;

2.      Two (2) four-inch (4") fiber optic conduits to the Building;

3.      Completed telephone and electrical closets;

4.      Completed and painted fire stairwells;

5. Sheet rocked, taped, mudded and sanded perimeter of inside walls and elevator lobby and fire rated vestibule including total doors;

6. Main electrical distribution with switchgear and circuit breakers for lighting and distribution of power to each floor;

7. Multi-zone central plant for HVAC system complying with the Specifications and the HVAC water loop and outside air loop;

8. Fire protection system including primary sprinkler loop. (Sprinkler distribution and heads will be located and dropped as part of the Tenant Improvement Allowance);

9. Base Building plumbing (hot and cold water) brought to the Premises; Base Building restrooms per ADA standards; and

10. Security and access systems controlling access to the Building and each floor,

                          SCHEDULE "1" to EXHIBIT "C"

                                   EXHIBIT "D"

                    SAMPLE FORM OF NOTICE OF LEASE TERM DATES

To:_____________________________________         Date:_________________________

Re:    Office    Lease      dated __________________________,  19__   between
__________________________, a ______________________________, Landlord, and
__________________________, a ______________________________, Tenant, concerning
Suite _____ ("PREMISES") located at _________________________________.

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no known deficiency in construction.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for _________________ (___) years, with ________________ (___)
        options to renew for ____________ (______) years each, and commenced upon the Commencement Date of ______________, 19__ and is currently scheduled to expire on _____________________, 19__, subject to earlier termination as provided in the Lease.

3. That in accordance with the Lease, rental payment has commenced (or shall commence) on ______________________, 19__.

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to _____________________________ at _________________________.

6. The exact number of rentable square feet within the Premises is _____________ square feet. The exact number of usable square feet within the Premises is____________ square feet.

7. Tenant's Percentage, as adjusted based upon the exact number of Rentable Square Feet within the Premises, is _________%.

                               AGREED AND ACCEPTED


TENANT:                                    LANDLORD:




____________________________________,      ___________________________________,
a __________________________________       a __________________________________



By:                                        By:
   ---------------------------------          ---------------------------------
   Print Name:                                Print Name:
              ----------------------                     ----------------------
   Print Title:                               Print Title:
               ---------------------                      ---------------------

By:                                        By:
   ---------------------------------          ---------------------------------
   Print Name:                                Print Name:
              ----------------------                     ----------------------
   Print Title:                               Print Title:
               ---------------------                      ---------------------


                         SAMPLE ONLY [NOT FOR EXECUTION]

                                   EXHIBIT "D"

                                   EXHIBIT "E"

                              RULES AND REGULATIONS

1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, other than Building standard materials, without the prior written consent of Landlord.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided, that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Except as otherwise provided in the Lease, Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord or Landlord's janitorial contractors in accordance with the provisions of Section 18.1(d) of the Lease. No person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant may not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

7. Electric wires, telephones, telegraphs, burglar alarms or other similar apparatus shall not be installed in the Premises except with the approval and under the direction of Landlord or as otherwise provided in the Lease. Except as otherwise provided in the Lease, the location of telephones, call boxes and any other equipment affixed to the Premises shall be subject to the approval of Landlord. Any installation of telephones, telegraphs, electric wires or other electric apparatus made without permission or otherwise in accordance with the Lease shall be removed by Tenant at Tenant's own expense. Except as otherwise provided in the Lease, no machines other than standard office machines, such as typewriters and calculators, photo copiers, personal computers and word. processors, and vending machines permitted by the Lease, shall be used in the Premises without the approval of Landlord.

8. No furniture, freight, or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. No furniture, equipment or merchandise shall be received in the Building or carried up or down in the elevator, except between such hours as shall be designated by Landlord. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry (unless structural support is provided that is acceptable to Landlord) and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to



                                   EXHIBIT "E"
any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment or Tenant's back-up generator. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Except as otherwise provided in the Lease, Tenant shall not use any method of heating or airconditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall not adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed and shall close window coverings at the end of each business day.

13. Landlord reserves the right from time to time, in Landlord's sole and absolute discretion, exercisable without prior notice and without liability to Tenant, to: (a) name or change the name of the Building, Site or Project; (b) change the address of the Building or Project, and/or (c) install, replace or change any signs in, on or about the Common Areas, the Building or Site (except for Tenant's signs, if any, which are expressly permitted by the Lease).

14. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., or such other hours as may be established from time to time by Landlord, and on legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, and, except with regard to Tenant's computers and other equipment which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

18. Except as otherwise provided in the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

20. Except for vending machines used for Tenant's employees, Tenant shall not install, maintain or operate upon the Premises any vending machines without the prior written consent of Landlord, which shall not be unreasonably withheld.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in and around the Project or the Building are expressly prohibited, and each tenant shall cooperate to prevent same.

22. Landlord reserves the right to exclude or expel from the Project and/or the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project or Building.

23. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

24. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space, or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards, or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Tenant shall not use the name of the Project or Building in connection with, or in promoting or advertising, the business of Tenant, except for Tenant's address.

27. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

29. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant (except to the extent of such waiver), nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building; provided, however, Landlord Will not waive or enforce such Rules and Regulations in a manner that would unreasonably interfere with Tenant's rights under the Lease.

30. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Project or Building.

31. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Project and/or Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

32. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests.

33. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

                          PARKING RULES AND REGULATIONS

In addition to the parking provisions contained in the Lease to which this Exhibit "E" is attached, the following rules and regulations shall apply with respect to the use of the Building's parking facilities.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant shall not park or permit its employees to park in any parking areas designated by Landlord as areas for parking by visitors to the Project. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, sport utility vehicles, pickups, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4.      No overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6.      All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be five (5) miles per hour.

8. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord's parking operator.

9. Loss or theft of parking identification devices must be reported to the Management Office immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

13. Tenant's continued right to park in the parking facilities is conditioned upon Tenant abiding by these rules and regulations and those contained in this Lease. Further, if the Lease terminates for any reason whatsoever, Tenant's right to park in the parking facilities shall terminate concurrently therewith.

14. Tenant agrees to sign a parking agreement with Landlord or Landlord's parking operator within five (5) days of request, which agreement shall provide the manner of payment of monthly parking fees and otherwise be consistent with the Lease and these rules and regulations.

15. Landlord reserves the right to refuse the sale or use of monthly stickers or other parking identification devices to any tenant or person who willfully refuses to comply with these rules and regulations and all city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to establish and change parking fees, and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner's expense.

                                   EXHIBIT "F"
                   SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE


The undersigned ("TENANT") hereby certifies to ___________________________, a ____________________________________________________________ ("LANDLORD"), and
_______________________________________________, as follows:

1. Attached hereto is a true, correct and complete copy of that certain Office Lease dated ____________, 19__ between Landlord and Tenant (the "LEASE"), which demises Premises which are located at ______________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2.      The term of the Lease commenced on __________, 19__.

3.      The term of the Lease is currently scheduled to expire on _______, 19__.

4.      Tenant has no option to renew or extend the Term of the Lease except:
_______________________________________________________________________________
_________________.

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Site upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except:___________
______________________________________________.

6.      The Lease has: (initial One)

        ( ) not been amended, modified, supplemented, extended, renewed or assigned.

        ( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: _________________________________________________
            __________________________________________________________________
            ______________________.

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows: ____________________________________________________________
______________________________________________________________________________
____________________________

8. The current Monthly Basic Rent is $ ___________________; and current monthly parking charges are $________________.

9. Tenant's Percentage is ___________%, and Tenant's Percentage of Operating Expenses currently payable by Tenant is $____________ per month, which amount is Landlord's current estimate of Tenant's Percentage of Operating Expenses in excess of:

         (Complete One) $ _________________ per year (expense stop), or the Operating Expenses incurred in calendar year _______.

10. The amount of security deposit (if any) is $ ______________. No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

13. To the best of Tenant's knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

14. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.



                                   EXHIBIT "F"

17. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

Dated:_________________________, 19__.

        "TENANT"

                                        _______________________________________
                                        a______________________________________


                                        By:____________________________________
                                        Print Name:____________________________
                                        Its:___________________________________



                                       F-2